As filed with the U.S. Securities and Exchange Commission on September 5, 2025.

Registration No. 333-288626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

REGISTRATION STATEMENT ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	7370	88-2864075
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2029 Century Park East, Suite # 400N

Los Angeles, CA 90067

Tel: (310) 229-5981

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency And Transfer Company

50 West Liberty Street, Suite 880,

Reno, NV, 89501, USA
Tel: (775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marc Ross, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700 Fax: (212)930-9725	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square, 40th Floor New York, NY 10036 (212) 421-4100 Telephone: (212) 421-4100 Fax: (212) 326-0806

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement (“Registration Statement”) is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2025

PRELIMINARY PROSPECTUS

1,212,121 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering our securities at a public offering price of $4.125 per Unit (as defined below).

Each “Unit” consists of one share of our common stock and one warrant (each, a “Warrant”, and collectively, the “Warrants”) to purchase one share of common stock at an exercise price of at least $4.125 per share. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Prior to this offering, our common stock was quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “GOAI.” There is no established trading market for the Warrants. We intend to apply for listing of our common stock and Warrants on the NASDAQ Capital Market (“Nasdaq”) under the symbols “GOAI” and “GOAIW”, respectively. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq.

There is no assurance that our common stock or Warrants will be approved for listing on Nasdaq. If our common stock or Warrants are not approved for listing, this offering will not proceed.

The last reported sale price for our common stock as reported on the OTCQB on September 4, 2025 was $4.23. The offering price of the Units has been determined by negotiations between the underwriters and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. The prices at which our common stock was quoted on the OTCQB may not be indicative of the actual public offering price for our Units or of the prices at which our common stock may trade on Nasdaq in the future.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that you should consider before investing in our securities. Unless otherwise noted, the share and per share information in this prospectus and the financial statements and notes included herein reflects our February 4, 2025 reverse stock split of the outstanding common stock at a 1-for-4 ratio.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Price to the public	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us (before expenses) (2)	$	$

(1)	We have agreed to provide to the underwriter an underwriting discount of seven percent (7.0%) of such public offering. We have also agreed to issue warrants to purchase shares of our common stock to the underwriter (the “Underwriter’s Warrants”, each, a “Underwriter’s Warrant”) and to reimburse the underwriter for certain expenses. The Underwriter’s Warrants are exercisable for a number of shares of common stock equal to 7.0% of the number of Units sold in this offering, at an exercise price equal to 125% of the public offering price per Unit. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below and (ii) warrants being issued to the underwriter in this offering.

We have granted a 45-day option to the underwriter to purchase up to an additional 181,818 shares of common stock and/or 181,818 additional Warrants (having the same terms as the Warrants included in the Units in this offering) from us in any combination thereof solely to cover overallotments, if any, at the public offering price per share of common stock equal to the public offering price per Unit minus $0.01 per share and $0.02 per Warrant, less underwriting discounts and commissions. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be approximately $402,500 and the total proceeds to us, before expenses, will be approximately $5,750,000.

The underwriter expects to deliver the securities against payment to the investors in this offering made on or about _________ , 2025.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is _______________ , 2025.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. We are offering to sell, and seeking offers to buy, Units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Units.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

MARKET, INDUSTRY AND OTHER DATA

This prospectus includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry and internal company surveys. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

TRADEMARK AND TRADE NAMES

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before you decide to invest in our common stock, you should read and carefully consider the following summary together with the entire prospectus, including our financial statements and the related notes thereto appearing elsewhere in this prospectus and the matters discussed in the sections in this prospectus entitled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Eva Live Inc.

Corporate History

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

On September 28, 2021 (the “Acquisition Date”), the Company merged into EvaMedia Corp. (“EvaMedia”). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only board member of the Company.

We deemed EvaMedia as an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization.

On September 9, 2021, the Company completed a reverse split in the amount of 1-for-150, changed the Company’s name to Eva Live Inc., changed the Company’s trading symbol from “MLWN” to “GOAI,” and executed an Acquisition Agreement resulting in a change of control of the Company . On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI”. Trading under the new ticker symbol began at market opening on July 11, 2021.

On February 4, 2025, the Company effected the Reverse Stock Split. As a result of the Reverse Stock Split, every four (4) shares of issued and outstanding shares of common stock were combined into one (1) validly issued, fully paid and non-assessable share of common stock. FINRA announced the Reverse Stock Split on February 10, 2025. The common stock will start trading on a split-adjusted basis on OTC Markets at the market open on February 11, 2025. The trading symbol for the Common Stock continued to be “GOAI” after the Reverse Stock Split, and the CUSIP for the common stock changed to 298892209.

The Company’s year-end is December 31.

Current Operations

We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly the US and Canada. As of March 31, 2025 and December 31, 2024, we had seven (7) and six (6) customers, respectively, primarily from North America. The top three customers represent 88% and 85% of the Company’s receivables as of March 31, 2025 and December 31, 2024, respectively. Our Company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. These clients utilize our platform to advertise with media outlets and participate in media buying services, including acquiring online traffic through the Eva Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

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In November 2020, the Company completed the development of the Eva XML Platform (“Platform”), where the Platform buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. The Platform creates thousands of ads with the push of a button. The Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, a set of standards for conducting business for media companies and advertising agencies set by the Interactive Advertising Bureau and the American Association of Advertising Agency, two advertising industry self-regulatory groups (“Standard Advertising Terms”). We intend to offer media companies and advertising agencies a standard for conducting business that is acceptable to both parties based on such terms and conditions. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers a binding contract with the customer or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by Standard Advertising Terms set by the Interactive Advertising Bureau and the American Association of Advertising Agency, two advertising industry self-regulatory groups as to renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for the contract.

We abide by the Standard Advertising Terms as to internet advertising for media buys one year or less. We execute an Insertion Order (IO) with our customers, a formal, contractual document used in advertising. It outlines the specifics of an advertising campaign a client has agreed to run with an advertising sales agency or a publisher. It serves as a purchase order but for media space or time slots, and its primary function is to specify the obligations of all parties involved. We comply with the IO, including all advertisement (“Ad”) placement restrictions, and provide Ads to the Company’s website (“Site”) specified on the IO when an Internet user visits the Site. We sent the initial invoice upon completion of the first month’s delivery or within 30 days of completion of the IO, whichever is earlier. Our customers will make payment 30 days from receipt of the invoice or as otherwise stated in a payment schedule set forth on the IO. We hold customers liable for payments solely to the extent proceeds have cleared from Advertiser to Agency for Ads placed following the IO. We provide reports at least as often as weekly, either electronically or in writing, unless otherwise specified on the IO. Our customers may cancel the entire IO, or any portion thereof, as follows:

●	With 14 days prior written notice to us, without penalty, for any guaranteed Site visitors (“Deliverables”, including, but not limited to, CPM (cost per thousand impressions) Deliverables.
●	With seven (7) days prior written notice to us, without penalty, for any non-guaranteed Deliverable, including, but not limited to, CPC (cost per clicks) Deliverables, CPL (cost per leads) Deliverables, or CPA (cost per acquisition) Deliverables, as well as some non-guaranteed CPM Deliverables.
●	With 30 days prior written notice to us, without penalty, for any flat fee-based or fixed-placement Deliverables.
●	Either party may terminate an IO at any time if the other party is in material breach of its obligations hereunder, which breach is not cured within ten days after receipt of written notice thereof from the non-breaching party.

Our contract includes other standard terms and conditions, including but not limited to force majeure, indemnification, limitation of liability, non-disclosure, data usage and ownership, privacy and laws, third-party ad serving and tracking (applicable if third-party ad server is used), and other legally binding clauses.

We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create awareness and direct response campaigns with a fixed conversion point.

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Reverse Capitalization

After the SEC’s order on BF Borgers CPA in May 2024, the Company reevaluated the significant transaction as reverse capitalization instead of a reverse acquisition. On the Acquisition Date, the Company entered a reverse capitalization transaction (“Acquisition”) with EvaMedia. As per SEC 7050 – Reverse Mergers, a reverse recapitalization is a transaction in which a shell company (as defined in Exchange Act Rule 12b-2) issues its equity interests to effect the acquisition of an operating company. Reverse recapitalization is accounted for as a capital transaction equivalent to the operating company (i.e., the accounting acquirer, EvaMedia) issuing its equity for the net assets of the shell company, followed by recapitalization. A reverse recapitalization is not accounted for as a business combination because the shell company is not a business. Since reverse recapitalization is not accounted for as a business combination, no goodwill would be recorded because of the reverse recapitalization transaction. Therefore, we have eliminated goodwill of $2,010,606 as of December 31, 2024. Rather, any excess of the fair value of the shares issued by the operating company over the value of the net monetary assets of the shell company is recognized as a reduction to equity. In a reverse recapitalization, the legal acquirer/issuer is a shell company, the Company.

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AdFlare Acquisition

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual. Pursuant to the AdFlare SEA, the Company acquired one hundred percent (100%) of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has served as a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of Goodwill as of December 31, 2022 is $1,500,000. The fair market value of the implied goodwill is approximately $0, which is less than the carrying value, and thus the impairment as of December 31, 2022 is $1,500,000.

AdFlare, a wholly owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real-time, there’s more competition driving up the auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

Recent Developments

On February 4, 2025, the Company effected a 1-for-4 reverse stock split (“Reverse Stock Split”), pursuant to which every four (4) shares of issued and outstanding common stock were combined into one (1) validly issued, fully paid and non-assessable share of common stock. The Reverse Stock Split uniformly affected all issued and outstanding shares of common stock and did not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split resulted in fractional interests. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock were entitled to receive one whole share.

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Corporate Information

The Company’s principal office is 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067. Our telephone number is (310) 229-5981.

As of the date of this prospectus, our common stock is traded on the OTC Bulletin Board under the trading symbol “GOAI.”

Going Concern

Although our financial statements have been prepared on a going concern basis, we must raise additional capital in order to continue as a going concern. See Risk Factors – Risks Related to the Company - There is doubt that the Company can continue as a “going concern” on page 10 of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that generally apply to public companies. These provisions include:

●	an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal controls over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about the Company’s executive compensation arrangements; and

●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of some, but not all, available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies where you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period to comply with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to refrain from availing ourselves of the delayed adoption of new or revised accounting standards. Therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

As amended, we are also a “smaller reporting company” defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. We may remain a smaller reporting company until we have a non-affiliate public float above $250 million and annual revenues above $100 million or a non-affiliate public float above $700 million and annual revenues less than $100 million, each as determined yearly. Even after we no longer qualify as an emerging growth company, we may still be eligible as a smaller reporting company, allowing us to take advantage of many of the same exemptions from disclosure requirements.

For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors – Risks Related to the Company - “As an “emerging growth company” under the JOBS act, we can rely on exemptions from certain disclosure requirements” on page 14 of this prospectus.

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THE OFFERING

Securities offered by us:	1,212,121 Units, each Unit consisting of one share of our common stock and one Warrant to purchase one share of our common stock. Each Warrant will have an exercise price of at least $4.125 per share, is exercisable immediately and will expire five years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Common stock outstanding immediately prior to this offering:	31,342,285 shares.

Common stock outstanding immediately after this offering:	32,554,406 shares of common stock, or 32,736,224 shares of common stock if the underwriters exercise their over-allotment option in full, in each case assuming the exercise of all of our Warrants occurs upon the closing of this offering.

Description of Warrants	Each Warrant will have an exercise price per share of at least $4.125, will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each whole Warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. Each holder of purchased Warrants will be prohibited from exercising its Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the Warrants will be governed by a Warrant Agent Agreement, dated as of the effective date of this offering, between us and Issuer Direct Corporation, as the warrant agent (“Warrant Agent”). This offering also relates to the offering of the shares of common stock issuable upon the exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities- Warrants” in this prospectus.

Use of proceeds:	We estimate that the net proceeds to us from this offering will be approximately $4,999,999, or approximately $5,197,498 if the underwriters exercise their over-allotment option in full, at the offering price of $4.125 per Unit. We intend to use the net proceeds from this offering for capital expenditures, salaries and wages, inventory, professional services, and research and development. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Underwriter’s Warrants:	Upon the closing of this offering, we will issue to Maxim Group LLC, or its designee, as the representative of the underwriters in this offering, warrants entitling it to purchase a number of Units equal to 7.0% of the Units sold in this offering at an exercise price equal to 125% of the public offering price of Units in this offering. The Underwriter’s warrants shall be exercisable commencing six months after the effective date of this registration statement and will expire five years after such effective date.

Proposed Trading symbols:	Our common stock is presently quoted on the OTCQB under the symbol “GOAI.” We plan to apply to list our common stock and Warrants on Nasdaq under the symbol “GOAI” and “GOAIW”, respectively. No assurance can be given that an active trading market will develop for the common stock or Warrants. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. We cannot guarantee that we will be successful in listing our common stock or Warrants on Nasdaq; however, we will not complete this offering unless we are so listed.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Lock-up Agreements:	We and our directors, officers and shareholders of five percent (5%) or more of the outstanding shares of common stock of the Company as of the effective date of this registration statement have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of three (3) months after such offering is completed. Holders of a total of 21,133,256 of our issued and outstanding common stock are subject to such lockup. See “Underwriting-Lock-Up Agreements.”

The number of shares of our common stock to be outstanding following this offering, or 32,554,406 shares, is based upon the shares of common stock issued and outstanding as of August 25, 2025 and excludes:

●	214,055 shares of common stock underlying outstanding promissory notes;[1]
●	1,212,121 shares of common stock issuable upon the exercise of Warrants to be issued to investors in this offering; and
●	84,848 shares of common stock issuable upon the exercise of the Underwriter warrants to be issued to the underwriters.

1 Shares of common stock issuable upon conversion of two promissory notes with principal amounts totaling $356,120, each promissory note convertible (upon an event of default only) at a conversion price equal to 65% of  the lowest trading price of the common stock during the ten trading days prior to the conversion date (subject to certain  adjustments).

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to the Company

We may need to obtain additional financing, which may not be available.

We need additional funds to achieve a sustainable sales level to generate positive cash flow to fund our operations. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

We have a limited history of operations; accordingly, no track record would provide a basis for assessing our ability to conduct successful commercial activities. We may need to be more successful in carrying out our business objectives.

Our founder incorporated the Company on August 27, 2002. We have not yet produced substantial revenues to offset our operating costs and fund our expansion. We are also involved in organizational activities, obtaining growth financing, and developing our new technologies to meet the demands of our customers. In addition, we have a limited operating history from which to evaluate our performance. Our ability to achieve and maintain profitability is dependent on numerous factors, including our ability to (i) implement our business model and expand our customer base, (ii) increase revenue while controlling expenses, (iii) effectively manage cash flow, and (iv) develop our technology.

There is a substantial risk that we will not be successful in our development and sales activities or, if initially successful, in generating significant operating revenues or achieving profitable operations.

Our business strategy may result in increased volatility of revenues and earnings, resulting in uncertainty of profitability.

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered.

Economic conditions and changes in the financial markets may adversely affect our revenues and profitability. Our business is also subject to general economic risks that could adversely impact the results of operations and financial conditions.

Because of the anticipated nature of the products and services we will attempt to develop, it is difficult to forecast revenues and operate results accurately. These items could fluctuate in the future due to several factors. These factors may include, among other things, the following:

●	Our ability to raise sufficient capital to take advantage of opportunities and generate adequate revenues to cover expenses,

●	Our ability to source substantial opportunities with sufficient risk-adjusted returns,

●	Our ability to manage our capital and liquidity requirements is based on changing market conditions and changes in the developing fintech industries,

●	The acceptance of the terms and conditions of our subscription-based model,

●	The amount and timing of operating and other costs and expenses,

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●	The nature and extent of competition from other companies may reduce market share and create pressure on pricing and investment return expectations,

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand,

●	Adverse changes in the projects we plan to invest in result from factors beyond our control, including, but not limited to, a change in circumstances, capacity, and economic impacts,

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business, and

●	Our operating results may fluctuate yearly due to the above factors and others not listed. At times, these fluctuations may be significant.

We derive a substantial portion of our revenues from a limited number of customers, which exposes us to significant business, financial, and operational risks.

Our top three customers represented 88% of the Company’s receivables as of June 30, 2025. Our company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. We believe the following are the specific risks associated with this concentration:

Revenue Fluctuations: Any adverse change in our relationship with these customers, be it due to contract terminations, renegotiations, or non-renewal, could result in substantial revenue losses and adversely affect our profitability and operating results.

Pricing Pressures: These customers may exert considerable pressure on us to offer discounts or more favorable payment terms, eroding our profit margins.

Payment Risks: If any of these key customers delay or default on payments due to financial challenges, it could strain our cash flow and financial condition.

U.S. Economy Shifts: As our revenues from major customers are directly proportional to advertisement spending, any downturn or disruption in the U.S. economy could lead to reduced orders, affecting our revenue stream.

We continuously strive to expand and diversify our customer base to mitigate these risks. However, in the near to mid-term, we anticipate that a significant portion of our revenue will continue to be concentrated among these key customers. Potential investors should consider this concentration in customers an important risk factor when evaluating our business.

There is doubt that the Company can continue as a “going concern.”

Lao Professionals, our independent registered public accounting firm for the fiscal years ended December 31, 2024 and December 31, 2023, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the years ended December 31, 2024 and December 31, 2023, indicating that our current financial position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern. Our ability to raise the capital needed to improve our financial condition depends on the support from stockholders and its ability to obtain necessary equity financing. The accompanying consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business, which could cause investors to suffer the loss of all or a substantial portion of their investment.

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We may not be able to compete effectively against our competitors.

We expect intense competition from well-established and small to medium-sized public and private companies like us, which may reduce the prices of our products and services. For several reasons, we may need to be at a competitive disadvantage in obtaining the facilities, technologies, employees, financing, and other resources required to provide these products and services demanded by prospective customers. Our financial resources and other assets may limit our opportunity to obtain customers. We expect to be less able than our larger competitors to cope with the generally increasing costs and expenses of doing business.

Our business model may not be sufficient to ensure our success in our intended market.

Our survival depends on the success of our efforts to gain market acceptance and shares of our products and services in the U.S. debt management market, with the main focus on student loans. Should our target market not be as responsive to our products and services as we anticipate, we may not have alternate products or services we can offer to ensure our survival. We may not be able to develop our products and services promptly to comply with regulatory and legal changes.

We depend on our intellectual property, and our failure to protect that intellectual property could adversely affect our future growth and success.

The Company has no patents or trademarks on its proprietary technology solutions. We have not conducted formal evaluations to confirm that our technology solutions and products do not or will not infringe upon the intellectual property rights of third parties. As a result, we cannot be sure that our technology and products do not or will not infringe upon the intellectual property rights of third parties. If infringement were to occur, it would disrupt our software development, sales, and distribution of such technology solutions or products. We have generally sought to protect such proprietary intellectual property partly by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees. However, such contracts have not been put in place in every instance. We cannot guarantee these agreements protect our trade secrets and other intellectual property or proprietary rights.

Our officers, directors, and entities affiliated with us significantly influence us.

In the aggregate, the voting power represented by management and affiliated parties’ ownership of the Company’s common and preferred stock represents approximately 64.92% of the voting power of the company’s issued and outstanding capital stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions.

The loss of our key personnel or our failure to attract and retain other highly qualified personnel in the future could harm our business.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could adversely affect the Company’s business, operations, and financial condition. We also plan to negotiate employment contracts with each officer. If we fail to retain and motivate our existing personnel, we may be unable to grow effectively.

Differing interpretations of established accounting policies or the accounting treatments of current transactions might necessitate us to revise our previously stated operational results.

Differing interpretations of established accounting policies or the accounting treatments of current transactions might necessitate us to revise our previously stated operational results. For instance, on September 28, 2021, we finalized an Acquisition deemed a reverse merger business transaction. We assigned the acquisition cost to the procured assets and assumed liabilities based on their projected fair values at the acquisition date. Our decision to categorize the Acquisition as a business combination relied on our comprehensive understanding of the transaction’s details and involved our judgment. Any alterations to this categorization would mean treating the transaction as a recapitalization, leading to non-recording goodwill. Such a change could significantly impact our declared operational results and require the Company to update previous submissions to the SEC, incurring additional expenses.

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Management of growth will be necessary for us to be competitive.

Successfully expanding our business will depend on our ability to attract and manage staff, strategic business relationships, and shareholders. Specifically, we must hire skilled management and technical personnel and manage partnerships to navigate shifts in the general economic environment. The expansion can potentially place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

Because we are a small company and need more capital, our marketing campaigns may need more to attract enough customers to operate profitably. Our financial conditions will be adversely affected if we do not make a profit.

Since we are a small company and have little capital, we must limit our marketing activities. As such, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our financial conditions will be negatively affected, limiting our ability to raise additional funding to increase our sales and marketing efforts.

There are challenges relating to implementing our business strategy.

Our competitors are technologically advanced, have existed longer, and often have a more established brand and market presence with substantially greater financial, marketing, personnel, and other resources. These competitors may have, among other things, lower operating costs, better knowledge, better brand awareness, better research and development facilities, better management, more effective marketing, and more efficient operations than the Company. The Company depends substantially on customers signing paid contracts to use our services. Any decline in customer contracts could adversely affect our future operating results. Future success will depend on the Company’s ability to implement the technology correctly and on time. There are possibilities for undetected errors, failures, or bugs, especially when new versions or updates are released. Such deployment may expose hidden errors, omissions, or bugs in our software. Despite testing and implementing industry-standard quality control, we may find errors, omissions, or bugs after releasing our software to customers.

The Company intends to use strategic, indirect channel third parties to promote and market its solutions, such as affiliates, distributors, and resellers. The Company may be unable to maintain successful relationships with third-channel parties (indirect sales channels), and business, operating results, and financial condition could be adversely affected.

The Company may be unable to respond to the rapid technological change in its industry, which may increase costs and competition that may adversely affect its business.

Rapidly changing technologies, frequent new product and service introductions, and evolving industry standards characterize the Company’s market. The continued growth of the Internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving its products and services’ performance features and reliability. The Company may experience difficulties that could delay or prevent its products and services’ successful development, introduction, or marketing. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products, services, or infrastructures to adapt to these changes.

The Company also expects new competitors to introduce products, systems, or services that are directly or indirectly competitive with the Company. These competitors may succeed in developing products, systems, and services that have greater functionality or are less costly than the Company’s products, systems, and services and may be more successful in marketing such products, systems, and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce the Company’s services cost and facilitate increased competition by lowering competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

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The Company’s services are offered by several other companies, and its industry is evolving.

Investors should consider the Company’s prospects regarding the risks, uncertainties, and difficulties frequently encountered by companies in their early stage of development, especially companies in the rapidly evolving financial technology industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of the Company brand and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	build an operations structure to support the Company’s business; and

●	attract, retain, and motivate qualified personnel.

The Company cannot guarantee that it will achieve these goals, and its failure would adversely affect its business, prospects, financial condition, and operating results.

Some of the Company’s products and services are new and are only in the early stages of commercialization. The Company is not certain that these products and services will function as anticipated or be desirable to its intended market. If the Company’s current or future products and services fail to work correctly or do not achieve or sustain market acceptance, it could lose customers or be subject to claims that could have a material adverse effect on the Company’s business, financial condition, and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to high uncertainty and risk. Because the need for the Company is new and evolving, it is difficult to predict the size of this market and its growth rate, if any. The Company cannot guarantee that a need for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to materialize, develops more slowly than expected, or becomes saturated with competitors, the Company’s business, financial condition, and operating results will be materially adversely affected.

Specific provisions of our Articles of Incorporation and Bylaws allow for the concentration of voting power in one individual, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our stockholders.

The provisions of our Articles of Incorporation and bylaws may delay or frustrate the removal of incumbent directors. They may prevent or delay a merger, tender offer, or proxy contest involving the Company not approved by our Board of Directors, even if those events may benefit our stockholders’ interest. For example, David Boulette, our Chairman of the Board, President, and Chief Executive Officer, holds 19,025,000 authorized, issued, and outstanding shares of our common stock. Under our articles of incorporation, the common stock being offered in this prospectus has one vote per share on all matters presented to our stockholders for action. Consequently, the Company will be a controlled company whereby Mr. Boulette has approximately 60.70% voting power, sufficient to control the outcome of all the corporate issues submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors, and mergers and other business combinations involving the Company. In addition, through his control of the Board of Directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by the Company. In addition, the concentration of voting power in Mr. Boulette could delay or prevent a change in control of the Company, even if the change in control would benefit our stockholders and may adversely affect the market price of our common stock.

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If we fail to establish and maintain an effective internal control system, we may not be able to report our financial results accurately or prevent fraud. Any ability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary to provide reliable financial reports and prevent fraud. Suppose we cannot provide reliable financial reports or prevent fraud. In that case, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and current internal control deficiencies may adversely affect our financial condition, operation results, and access to capital.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in limitations on the segregation of duties. To remedy this situation, we would need to hire additional staff. Currently, the Company cannot hire other staff to facilitate greater segregation of duties but will reassess its capabilities in the near future.

We may need and be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities, and in the future, we intend to rely on revenues generated from operations to fund all the cash requirements of our activities. There is no assurance that we will be able to generate any significant cash from our operating activities in the future. Deteriorating economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on time, in sufficient amounts, or on acceptable terms. This financing may also dilute existing stockholders’ equity. Any debt financing or another financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to restrict our ability to pay dividends on our common stock. Any failure to comply with these covenants would adversely affect our business, prospects, financial condition, and results of operations because we could lose our existing funding sources and impair our ability to secure new funding sources.

As an “emerging growth company” under the JOBS act, we can rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●	comply with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation-related items, such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”) to comply with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to avail ourselves of the delayed adoption of new or revised accounting standards. Therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

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The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our common stock that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

However, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Risks Related to our Securities and this Offering

Our executive officers and directors will continue to exercise significant control over us for the foreseeable future, which will limit our shareholders ability to influence corporate matters and could delay or prevent a change in corporate control.

Our executive officers and directors currently hold or have the right to acquire, in the aggregate, up to approximately 59.90% of our outstanding common stock. As a result, these stockholders will be able to influence our management and affairs and heavily influence the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets.

These stockholders may have interests, with respect to their common stock, that are different from our other stockholders and the concentration of voting power among one or more of these stockholders may have an adverse effect on the price of our common stock.

In addition, this concentration of ownership might adversely affect the market price of our common stock by: (1) delaying, deferring or preventing a change of control of our company; (2) impeding a merger, consolidation, takeover or other business combination involving our company; or (3) discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $3.795 per share based on the assumed public offering price of $4.125 per Unit. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

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Participation in this offering by certain of our directors and their affiliates would reduce the available public float for our shares.

It is possible that one or more of our directors or their affiliates or related parties could purchase common stock and Warrants in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any shares or warrants in this offering, or the underwriter may elect not to sell any shares or warrants in this offering to such persons or entities. Any purchases by our directors or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be restricted from selling the common stock and warrants by a lock-up agreement they have entered into with the underwriter and by restrictions under applicable securities laws. As a result, any purchase of common stock and warrants by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these common stock and warrants been purchased by investors that were not affiliated with us.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: inventory, research and development, salaries and wages, professional services, and capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. In addition, there is no established trading market for the Warrants and, although we have applied to list the warrants on Nasdaq, there can be no assurance that an active trading market will develop.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the warrants. Although we have applied to list the warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	conversions from preferred stock to common stock;
●	sales of our common and preferred stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

In the future, we may issue additional shares of common stock, which would reduce investors’ percentage of ownership and dilute our share value.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock. As of August 25, 2025, the Company had 31,342,285 shares of common stock issued and outstanding. The future issuance of common and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or, acquisitions or other corporate actions may dilute the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

We are subject to the periodic reporting requirements of the Exchange Act, which require us to incur audit fees and legal fees for preparing such reports. These additional costs will negatively affect our ability to earn a profit.

We are currently subject to the periodic reporting requirements of the Exchange Act. To comply with such requirements, our independent registered auditors will have to review our financial statements quarterly and audit our financial statements annually. Moreover, our legal counsel will have to review and assist in preparing such reports. Although the approximately $180,000 we have estimated for these costs should be sufficient for the 12 months following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined now and may have a significant negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are not likely to issue dividends for the foreseeable future.

We cannot assure you that our proposed operations will generate sufficient revenues to enable profitable operations or generate positive cash flow. For the foreseeable future, we anticipate using any funds available to finance the company’s growth and will not pay cash dividends to stockholders. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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Our ability to uplist our common stock to a national exchange is contingent on our meeting applicable initial listing criteria.

We have applied for our common stock to be listed on NASDAQ and may apply for it be listed on a different national securities exchange. Each exchange requires companies desiring to list their common stock to meet certain listing criteria including total number of stockholders; minimum stock price, total value of public float, and in some cases total stockholders’ equity and market capitalization. Our failure to meet such applicable listing criteria would prevent us from listing our common stock on such a national exchange. In the event we are unable to uplist our common stock, our common stock will continue to be quoted on the OTCQB, which is generally considered less liquid and more volatile than a national securities exchange. Our failure to uplist our common stock could make it more difficult for you to trade our common stock, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our common stock being less than it would be if we were able to uplist.

If our application to uplist is approved, our failure to meet the continued listing requirements of the national exchange could result in a delisting of our common stock.

If our application to list our common stock on a national exchange is approved, and thereafter we fail to satisfy the continued listing requirements of the national exchange, such as the corporate governance requirements or the minimum closing bid price requirement, the national exchange may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we anticipate that we would take actions to restore our compliance with the national exchange’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to remain listed on the national exchange, stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below the national exchange’s minimum bid price requirement, or prevent future non-compliance with the national exchange’s listing requirements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition, operations results, and any forward-looking statements are subject to change and inherent risks and uncertainties.

Forward-looking statements may include the words “may,” “could,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “desire,” “goal,” “should,” “objective,” “seek,” “plan,” “strive” or “anticipate,” as well as variations of such words or similar expressions, or the negatives of these words. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:

●estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;

●the implementation of our business model and strategic plans for our products and technologies;

●competitive companies and technologies and our industry;

●our ability to develop and commercialize new products;

●our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;

●our ability to hire and retain key personnel and to manage our future growth effectively;

●our ability to obtain additional financing in future offerings;

●our expectations regarding use of proceeds from this offering;

●the potential effects of government regulation; and

●our expectations about market trends.

We discuss many of these risks in greater detail under the section titled “Risk Factors.” Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements present our estimates and assumptions only as of the date of this Form 10-K. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend and undertake no obligation to update any forward-looking statement. We caution readers not to place undue reliance on any such forward-looking statements. Should one or more of these risks or uncertainties materialize or underlying assumptions prove incorrect, actual outcomes will likely vary materially from those indicated.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $4,499,999, or approximately $5,197,498 if the underwriters exercise their over-allotment option in full, based on a public offering price of $4.125 per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering as follows:

●	approximately $2,500,000 on acquisitions;
●	approximately $750,000 on research and development;
●	approximately $580,000 on salaries and wages;
●	approximately $420,000 on professional services; and
●	approximately $250,000 on capital expenditures.

Our management will have broad discretion to allocate the net proceeds to us from this offering and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our marketing efforts, acquisition and investment opportunities and other factors. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

We believe that the net proceeds from this offering will allow us to operate for at least the next 12 months. We may need additional funding for developing new products and for additional sales, marketing and promotional activities. Should this occur, we may need to seek additional capital earlier than anticipated. In the event we require additional capital, there can be no assurances that we will be able to raise such capital on acceptable terms, or at all.

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DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no active public market for our common stock and no public market at all for the Warrants. The offering price of the common stock was determined in negotiations between us and the underwriters. The exercise price of the Warrants was also determined in negotiations between us and the underwriters. Among the factors considered in determining the offering price of the common stock were: our capital structure and historical and projected financial performance; prevailing market conditions and valuations for comparable publicly traded companies; the current state of the securities markets, particularly for emerging growth companies; estimates of our business potential and earnings prospects; and the demand expected by the underwriters for the securities in this offering. Among the factors considered in determining the exercise price of the Warrants were: the public offering price of the common stock in this offering; the term of the Warrants and the price protection features, if any; the relationship of the exercise price to the market price of the common stock following the Offering; and the market conditions for similar equity-linked securities. Neither we nor the underwriters can assure investors that an active trading market for the common stock or the Warrants will develop, or that after the offering the common stock or the Warrants will trade in the public market at or above their offering price.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors. Therefore, we cannot assure you that we will pay any cash dividends or other distributions to holders of our common stock, or as to the amount of any such cash dividends or other distributions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025, on:

●	an actual basis; and
●	an as adjusted basis.

The information in this table is illustrative only and our capitalization following the closing of the offering will be adjusted based upon the actual public offering price and other terms of this offering determined at pricing.

	Actual	As Adjusted
Cash and cash equivalents	$261,079	$4,761,078

Capitalization
Current liabilities:
Accounts payable and accrued liabilities	$2,311,060	$2,311,060
Notes payable	$589,963	$589,963
Accrued interest	$26,518	$26,518
Total current liabilities	$2,927,541	$2,927,541

Long term debt	$-	$-

Total liabilities	$2,927,541	$2,927,541

Stockholders’ Equity
Common stock, $0.0001 par value; 300,000,000 shares authorized, 31,342,285 shares issued and outstanding as of June 30, 2025.	3,134	3,255
Additional paid-in capital	$30,033,430	$35,033,308
Accumulated deficit	$(23,848,880)	$(24,348,880)
Total Stockholders’ Equity	$6,187,684	$10,687,683

Total capitalization	$9,115,225	$13,615,224

The number of shares of our common stock to be outstanding following this offering, or 33,766,527 shares, is based upon the shares of common stock issued and outstanding as of June 30, 2025, and excludes:

●	1,212,121 shares of common stock issuable upon the exercise of Warrants to be issued to investors in this offering; and
●	84,848 shares of common stock issuable upon the exercise of the Underwriter Warrants to be issued to the underwriters.

An increase or decrease in the number of Units offered by us of 100,000 Units, based on the public offering price of $4.125 per Unit, would increase or decrease our cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $180,000, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

If you invest in our Units in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed public offering price per share of our common stock that is part of the Unit and the net tangible book value per share of our common stock immediately after the closing of this offering. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of June 30, 2025. Our net tangible book value as of June 30, 2025 was $6,187,684, or $0.20 per share.

After giving effect to the sale and issuance by us of the Units in this offering at the public offering price of $4.125 per Unit, and the receipt and application of the net proceeds, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as well as the conversion or exchange of all our existing convertible notes into common stock, our net tangible book value as of June 30, 2025 would have been approximately $10,687,683 or $0.33 per share of common stock. This represents an immediate increase in net tangible book value of $0.13 per share to our existing stockholders and an immediate dilution of $3.795 per share to investors purchasing common stock as part of the Units in this offering.

The following table illustrates the dilution to the new investors on a per-share basis:

Public offering price per share (attributing to value to the Warrants)		$4.125
Increase in net tangible book value per share attributable to shares offered hereby	$	$0.13
As adjusted net tangible book value per share after offering		$0.33
Dilution in net tangible book value per share to investors in offering		$3.795

Each $1.00 increase (decrease) in the assumed public offering price of $4.125 per Unit, would increase (decrease) as adjusted net tangible book value per share after offering by $0.03, and would increase (decrease) dilution per share to new investors in this offering by $0.97, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 in the number of shares of common stock as part of the Units offered by us would increase (decrease) our as adjusted net tangible book value after offering by approximately $0.01 per share and increase (decrease) the dilution to new investors by $0.01 per share, assuming the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and will change based on the actual public offering price, number of shares and other terms of this offering determined at pricing.

The following table sets forth the differences between our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share paid to us, based on a public offering price of $4.125 per Unit, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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	Shares Purchased		Total Consideration		Weighted Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	31,342,285	96.28%	$6,187,684	55.31%	$0.200
Existing convertible securityholders	-	-%	$-	-%	$-
New investors	1,212,121	3.72%	$4,999,999	44.69%	$4.125
Total	32,554,406	100.00%	$11,187,683	100.00%	$0.344

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the number of shares held by existing stockholders and existing note holders will be reduced to 95.60% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased to 4.40% of the total number of shares of common stock that will be outstanding upon completion of the offering.

To the extent that we issue any additional convertible securities or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. If all of our outstanding convertible securities, other than the option held by the underwriters were exercised, then our existing stockholders, including holders of such options, would own 96.40% and our new investors would own 3.60% of the total number of shares of our common stock outstanding upon the completion of this offering. In such event, the total consideration paid by our existing stockholders, including the holders of such options and warrants, would be approximately $11,184,683, or 68.90%, the total consideration paid by our new investors would be $5,000,000, or 31.10% of the total consideration for our common stock outstanding upon the completion of this offering, and the weighted average price per share paid by our existing stockholders would be $[  ] and the average price per share paid by our new investors would be $4.125.

A $1.00 increase or decrease in the public offering price of $4.125 per Unit, would increase or decrease, as appropriate, the total consideration paid by new investors by $1,212,121 assuming the number of Units we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Similarly, each increase or decrease of 100,000 Units in the number of Units offered by us would increase or decrease, as appropriate, the total consideration paid by new investors by $412,500, assuming that the assumed initial price to the public remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

The number of shares of our common stock to be outstanding following this offering, or 33,766,527 shares, is based upon (i) the shares of common stock issued and outstanding as of June 30, 2025, plus (ii) 1,212,121 shares of common stock issuable upon the exercise of Warrants to be issued to investors in this offering; and (iii) the issuance of 1,212,121 shares of common stock issuable upon the exercise of the Warrants, and excludes 84,848 shares of common stock issuable upon the exercise of the Underwriter’s Warrants to be issued to the underwriters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate History

The Company was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc., a Florida corporation and a public shell company listed on the Pink Sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced that it had entered into negotiations with Impact Future Media LLC, and its President and Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

On September 28, 2021, the Acquisition Date, the Company merged into EvaMedia. Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the Company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only member of the Board of Directors of the Company.

We deemed EvaMedia as an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Since September 28, 2021, the Acquisition Date, the Company has operated at the junction of digital marketing and media monetization.

On September 9, 2021, the Company completed a reverse split in the amount of 1-for-150, changed the Company’s name to Eva Live Inc., changed the Company’s trading symbol from “MLWN” to “GOAI,” and executed an Acquisition Agreement resulting in a change of control of the Company. On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI”. Trading under the new ticker symbol began at market opening on July 11, 2021.

On February 4, 2025, the Company effected the Reverse Stock Split. As a result of the Reverse Stock Split, every four (4) shares of issued and outstanding shares of common stock were combined into one (1) validly issued, fully paid and non-assessable share of common stock. FINRA announced the Reverse Stock Split on February 10, 2025. The common stock will start trading on a split-adjusted basis on OTC Markets at the market open on February 11, 2025. The trading symbol for the Common Stock continued to be “GOAI” after the Reverse Stock Split, and the CUSIP for the common stock changed to 298892209.

The Company’s year-end is December 31.

Current Operations

We execute our business through the Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly the US and Canada. As of June 30, 2025 and December 31, 2024, we had eleven (11) and six (6) customers, respectively, primarily from North America. The top three customers represent 88% and 85% of the Company’s receivables as of June 30, 2025 and December 31, 2024, respectively. Our Company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. These clients utilize our platform to advertise with media outlets and participate in media buying services, including acquiring online traffic through the Eva Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

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In November 2020, the Company completed the development of the Platform, where the Platform buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. The Platform creates thousands of ads with the push of a button. The Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Advertising Terms, a standard for conducting business for media companies and advertising agencies set by the Interactive Advertising Bureau and the American Association of Advertising Agency, two advertising industry self-regulatory groups. We intend to offer media companies and advertising agencies a standard for conducting business that is acceptable to both parties based on such terms and conditions. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers a binding contract with the customer or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by the Standard Advertising Terms as to renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

We sign the Interactive Advertising Bureau (IAB) and the American Association of Advertising Agencies (4As) standard terms and conditions for internet advertising for media buys one year or less. We execute an Insertion Order (IO) with our customers, a formal, contractual document used in advertising. It outlines the specifics of an advertising campaign a client has agreed to run with an advertising sales agency or a publisher. It serves as a purchase order but for media space or time slots, and its primary function is to specify the obligations of all parties involved. We comply with the IO, including all Ad placement restrictions, and provide Ads to the Site specified on the IO when an Internet user visits the Site. We sent the initial invoice upon completion of the first month’s delivery or within 30 days of completion of the IO, whichever is earlier. Our customers will make payment 30 days from receipt of the invoice or as otherwise stated in a payment schedule set forth on the IO. We hold customers liable for payments solely to the extent proceeds have cleared from Advertiser to Agency for Ads placed following the IO. We provide reports at least as often as weekly, either electronically or in writing, unless otherwise specified on the IO. Our customers may cancel the entire IO, or any portion thereof, as follows:

●	With 14 days prior written notice to us, without penalty, for any guaranteed Deliverable, including, but not limited to, CPM (cost per thousand impressions) Deliverables.
●	With seven (7) days prior written notice to us, without penalty, for any non-guaranteed Deliverable, including, but not limited to, CPC (cost per clicks) Deliverables, CPL (cost per leads) Deliverables, or CPA (cost per acquisition) Deliverables, as well as some non-guaranteed CPM Deliverables.
●	With 30 days prior written notice to us, without penalty, for any flat fee-based or fixed-placement Deliverables.
●	Either party may terminate an IO at any time if the other party is in material breach of its obligations hereunder, which breach is not cured within ten days after receipt of written notice thereof from the non-breaching party.

Our contract includes other standard terms and conditions, including but not limited to force majeure, indemnification, limitation of liability, non-disclosure, data usage and ownership, privacy and laws, third-party ad serving and tracking (applicable if third-party ad server is used), and other legally binding clauses.

We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create awareness and direct response campaigns with a fixed conversion point.

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Reverse Capitalization

After the SEC’s order on BF Borgers CPA in May 2024, the Company reevaluated the significant transaction as reverse capitalization instead of a reverse acquisition. On the Acquisition Date, the Company entered a reverse capitalization transaction, the Acquisition, with EvaMedia. As per SEC 7050 – Reverse Mergers, a reverse recapitalization is a transaction in which a shell company (as defined in Exchange Act Rule 12b-2) issues its equity interests to effect the acquisition of an operating company. Reverse recapitalization is accounted for as a capital transaction equivalent to the operating company (i.e., the accounting acquirer, EvaMedia) issuing its equity for the net assets of the shell company, followed by recapitalization. A reverse recapitalization is not accounted for as a business combination because the shell company is not a business. Since reverse recapitalization is not accounted for as a business combination, no goodwill would be recorded because of the reverse recapitalization transaction. Therefore, we have eliminated goodwill of $2,010,606 as of December 31, 2024. Rather, any excess of the fair value of the shares issued by the operating company over the value of the net monetary assets of the shell company is recognized as a reduction to equity. In a reverse recapitalization, the legal acquirer/issuer is a shell company, the Company.

AdFlare Acquisition

On July 13, 2022, the Company entered into the AdFlare SEA with AdFlare and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual. Pursuant to the AdFlare SEA, the Company acquired one hundred percent (100%) of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has served as a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of Goodwill as of December 31, 2022 is $1,500,000. The fair market value of the implied goodwill is approximately $0, which is less than the carrying value, and thus the impairment as of December 31, 2022 is $1,500,000.

AdFlare, a wholly owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real-time, there is more competition driving up the auction pressure and a chance to serve each impression at a higher CPM rate, meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

Recent Developments

On February 4, 2025, the Company effected a 1-for-4 Reverse Stock Split, pursuant to which every four (4) shares of issued and outstanding common stock were combined into one (1) validly issued, fully paid and non-assessable share of common stock. The Reverse Stock Split uniformly affected all issued and outstanding shares of common stock and did not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split resulted in fractional interests. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive fractional shares of common stock were entitled to receive one whole share.

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Financial Conditions at June 30, 2025 and December 31, 2024

As of June 30, 2025, and December 31, 2024, the Company had $261,079 and $76,356 in cash, respectively, to execute its business plan. As of June 30, 2025, and December 31, 2024, the Company had accumulated deficits of $23,848,880 and $28,469,675, respectively. The Company had a working capital surplus of $6,078,645 and $1,560,391 as of June 30, 2025, and December 31, 2024, respectively.

Financial Conditions at December 31, 2024 and December 31, 2023

At December 31, 2024, and December 31, 2023, the Company had $76,356 and $472,509 cash to execute its business plan, representing a decrease of $396,153 from the fiscal year ending December 31, 2023 to the fiscal year ending December 31, 2024 due to ongoing operational cash burn. At December 31, 2024, and December 31, 2023, the Company had accumulated a deficit of $28,469,675 and $24,716,407, representing an increase of $3,753,268 from the fiscal year ending December 31, 2023 to the fiscal year ending December 31, 2024 due to the net loss incurred in fiscal year ending December 31, 2024. The working capital surplus and deficit as of December 31, 2024, and 2023 were $1,560,391 and $652,446, respectively, representing an increase of $907,945 from the fiscal year ending December 31, 2023 to the fiscal year ending December 31, 2024, mainly due to an increase in accounts receivable, offsetting the drop in cash and a modest increase in liabilities.

RESULTS OF OPERATIONS

Three Months Ending June 30, 2025 and 2024

Currently, we generate all our revenues from the principal-based model. The Company generated revenues of $4,138,712 and $2,188,616 for the three months ended June 30, 2025 and 2024, respectively. The number of customers for the three months ended June 30, 2025 and 2024 was eleven (11) and four (4), respectively. Additionally, the increase in revenue from the three month period ended June 30, 2024 to the three month period ended June 30, 2025 was further bolstered by the larger size of the contracts secured during the three months concluding on June 30, 2025. The Company incurred a net income of $2,625,101 and a net loss of $360,361 for the three months ended June 30, 2025 and 2024, respectively.

During the three months ended June 30, 2025, and 2024, the Company incurred general and administrative costs (“G and A”) of $331,451 and $588,447, representing 8.01% and 26.89% of the respective quarterly revenue, due to an increase in operational efficiency.

During the three months ended June 30, 2025 and 2024, the Company spent $1,175,780 and $1,954,051 on buying media traffic, representing 30.72% and 89.28% of the respective quarterly revenue, due to an increase in platform performance. During the three months ended June 30, 2025 and 2024, the amortization and depreciation expenses were $380 and $0.

The Company’s rent expenses were $687 for both the three months ended June 30, 2025 and 2024, respectively. The rent expenses are included in the “G and A”.

Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP):

The table below reconciles our net income, the closest comparable GAAP measure, to EBITDA.

	Three months ended
Description	June 30, 2025	June 30, 2024
Net income (GAAP Measure)	$2,625,101	(360,361)
Add: Interest expense	6,000	6,479
Add: Taxes	-	-
Add: Amortization & Depreciation	380	-
Add: Goodwill impairment	-	-
EBITDA (Non-GAAP Measure)	$2,631,481	(353,882)

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Six Months Ending June 30, 2025 and 2024

Currently, we generate all of our revenues from the principal-based model. The Company generated revenues of $7,820,232 and $4,425,566 for the six months ended June 30, 2025 and 2024, respectively. The number of customers for the six months ended June 30, 2025 and 2024 was eleven (11) and four (4), respectively. Additionally, this increase in revenue was further bolstered by the larger size of the contracts secured during the six months concluding on June 30, 2025. The Company incurred a net income of $4,620,795 and a net loss of $163,652 for the six months ended June 30, 2025 and 2024, respectively.

During the six months ended June 30, 2025 and 2024, the Company incurred general and administrative costs (“G and A”) of $708,836 and $954,911, representing 9.06% and 21.58% of the respective quarterly revenue. This decrease in G and A from the six months ended June 30, 2024 to June 30, 2025 was due to an increase in operational efficiency.

During the six months ended June 30, 2025 and 2024, the Company spent $2,476,546 and $3,627,830 on buying media traffic, representing 32.89% and 81.97% of the respective quarterly revenue. The decrease in fees spent on buying media traffic from the six months ended June 30, 2024 to the six months ended June 30, 2025 was due to an increase in platform performance.  During the six months ended June 30, 2025, and 2024, the amortization and depreciation expenses were $787 and $0, respectively.

The Company’s rent expenses were $1,374 for both the six months ended June 30, 2025 and 2024, respectively. The rent expenses are included in the “G and A”.

Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP):

The table below reconciles our net income, the closest comparable GAAP measure, to EBITDA.

	Six months ended
Description	June 30, 2025	June 30, 2024
Net income (GAAP Measure)	$4,620,795	(163,652)
Add: Interest expense	13,268	6,479
Add: Taxes	-	-
Add: Amortization & Depreciation	787	-
Add: Goodwill impairment	-	-
EBITDA (Non-GAAP Measure)	$4,634,850	(157,175)

Fiscal Years Ended December 31, 2024 and December 31, 2023

The Company has consolidated the income statements for the fiscal year ending December 31, 2024 and 2023. We derived all revenues from the principal-based model for the fiscal year ending December 31, 2024 and 2023. The Company generated revenues of $9,330,971 and $5,096,543 for the fiscal year ended December 31, 2024 and 2023. The increase in revenue was mainly due to an increase in clients’ spending for the fiscal year ended December 2023 to December 2024. The Company incurred a net loss of $3,753,268 and $6,610,119 during the fiscal year ended December 31, 2024, and 2023. The decrease in loss for the fiscal year ended December 31, 2024, was mainly due to a decrease in share-based expenses for the Company’s management.

During the fiscal year ended December 31, 2024, and 2023, the Company incurred general & administrative costs (“G and A”) of $7,484,914 and $8,678,441; the G and A expenses were 80.22% and 170.28% of the revenue. The decrease in G and A expenses from the fiscal year ended December 31, 2023 to the fiscal year ended December 31, 2024 was mainly due to reduced share-based expenses for the Company’s management.  During the fiscal year ended December 31, 2024 and 2023, the Company spent $5,570,972 and $2,834,723  on buying media traffic, respectively. During the fiscal year ended December 31, 2024, and 2023, the media traffic expenses were 59.70% and 55.62% of the revenue. During the fiscal year ended December 31, 2024 and 2023, the amortization and depreciation expenses were $0 and $193,498.

For the fiscal year ended December 31, 2024, and 2023, the office’s rent payment was $2,748 and $2,748, included in the G and A.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2025 and December 31, 2024, the Company had $261,079 and $76,356 in cash, respectively to execute its business plan. As of June 30, 2025, and December 31, 2024, the Company had accumulated deficits of $23,848,880 and $28,469,675, respectively. The Company had a working capital surplus of $6,078,645 and $1,560,391 as of June 30, 2025, and December 31, 2024, respectively.

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At December 31, 2024 and December 31, 2023, the Company had $76,356 and $472,509 cash to execute its business plan, representing a decrease of $396,153 from the fiscal year ending December 31, 2023 to the fiscal year ending December 31, 2024due to ongoing operational cash burn. At December 31, 2024, and December 31, 2023, the Company had accumulated a deficit of $28,469,675 and $24,716,407, representing an increase of $3,753,268 from the fiscal year ending December 31, 2023 to the fiscal year ending December 31, 2024 due to net loss incurred in the fiscal year ending December 31, 2024. The working capital surplus and deficit as of December 31, 2024, and 2023 were $1,560,391 and $652,446.

Since its inception, the Company has sustained losses and negative cash flows from operations. The Company’s management believes that the Company’s cash on hand may not be sufficient to meet its working capital and corporate development needs as they become due in the ordinary course of business over the next twelve (12) months following June 30, 2025. The Company had not generated significant revenues or cash flow from operations in the past or for the three months ended June 30, 2025. Prior to the fiscal quarter ended June 30, 2025, the Company had experienced negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its financial technologies. We expect to conduct our planned operations for twelve months using currently available capital resources. The Company’s management anticipates raising significant additional capital to achieve its growth plan over the next twelve months. We do not have any plans or specific agreements for new funding sources. Management expects to seek additional funding through private equity or public markets. However, there can be no assurance about the availability or terms, such as financing and capital, that might be available.

Over the next twelve months, the Company will continue to invest in sales, marketing, product support, technology development, and the enhancement of existing technology solutions to serve our customers. We expect capital expenditure to increase to up to $250,000 over the next twelve months to support growth, primarily through software development, acquisition of complementary software, and the purchase of computers and servers. In addition, the Company estimates the additional expenditure to be $250,000, which provides $100,000 for sales and marketing and $150,000 for working capital, respectively.

For the next three to six months, we anticipate that our existing cash on hand, cash flows from operations, and access to funding will be sufficient to cover our operating activities and other cash commitments, including payments to related parties and material capital expenditures. However, we may need additional funds to achieve sustainable sales, which ongoing operations can fund out of revenues. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.

GOING CONCERN CONSIDERATION

We have yet to generate significant revenues and cash flow from operations to cover our ongoing expenses. As of June 30, 2025, the Company had an accumulated deficit of $23,848,880. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the fiscal year ended December 31, 2024 and 2023, regarding concerns about our ability to continue as a going concern. Our financial statements include additional note disclosures that describe the circumstances leading to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management has considered various factors in evaluating the Company’s sustainability and the ability to manage obligations due within a year. Management has considered general economic conditions, key industry metrics, operating results, capital expenditure, commitments, future obligations, and liquidity. The Company plans capital infusions from new and existing investors, streamlines operating costs, and evaluates new business strategies to enhance cash flow from operations.

CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT JUDGMENTS AND ESTIMATES

We have based our management’s discussion and analysis of our financial condition and results of operations on our financial statements, which we have prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses for the reporting periods. Our actual results may differ from these estimates, and such differences could be material and uncertain, particularly in the current economic environment, given the impact of COVID-19.

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In more detail, we have described significant accounting policies in Note 2 of our annual financial statements included in our Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on October 27, 2023. We evaluate our critical accounting estimates and judgments, as required by our policies, on an ongoing basis and update them as necessary in response to changing conditions.

JOBS ACT ACCOUNTING ELECTION

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued after the enactment of the JOBS Act until those standards apply to private companies. As an emerging growth company, we have applied for an exemption; as a result, the Company may delay the adoption of certain accounting standards until the standards apply to private companies.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

We have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B. We did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes.

RECENT ACCOUNTING PRONOUNCEMENTS

The amendments in the ASU are effective for fiscal years beginning after January 1, 2020, including interim periods within those fiscal years. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. We have adopted this ASU as of January 1, 2020, for ASC 606, Revenue Recognition and Amended ASU 2016-02, Leases (Topic 840). The ASU is currently not expected to have a material impact on our consolidated financial statements. While we have described significant accounting policies in more details in Note 2 of our annual financial statements included in our S-1/A for the fiscal year ended December 31, 2024, filed with the SEC on October 27, 2023, we believe the accounting policies as described in Note 2 to be critical to the judgments and estimates used in the preparation of our financial statements.

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OUR BUSINESS

DESCRIPTION OF BUSINESS

Corporate History

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

On September 28, 2021, the Acquisition Date, the Company merged into EvaMedia Corp. (“EvaMedia”). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only board member of the company.

We deemed EvaMedia as an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Since the Acquisition Date, the Company has operated at the junction of digital marketing and media monetization.

On September 9, 2021, the Company completed a reverse split in the amount of 1-for-150, changed the Company’s name to Eva Live Inc., changed the Company’s trading symbol from “MLWN” to “GOAI,” and executed an Acquisition Agreement resulting in a change of control of the Company. On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI”. Trading under the new ticker symbol began at market opening on July 11, 2021.

On February 4, 2025, the Company effected the Reverse Stock Split. As a result of the Reverse Stock Split, every four (4) shares of issued and outstanding shares of common stock were combined into one (1) validly issued, fully paid and non-assessable share of common stock. FINRA announced the Reverse Stock Split on February 10, 2025. The common stock will start trading on a split-adjusted basis on OTC Markets at the market open on February 11, 2025. The trading symbol for the Common Stock continued to be “GOAI” after the Reverse Stock Split, and the CUSIP for the common stock changed to 298892209.

The Company’s year-end is December 31.

Current Operations

We execute our business through the Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

Since the Acquisition Date, the Company has operated at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly the US and Canada. As of March 31, 2025 and December 31, 2024, we had seven (7) and six (6) customers, respectively, primarily from North America. The top three customers represent 88% and 85% of the Company’s receivables as of March 31, 2025 and December 31, 2024, respectively. Our Company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. These clients utilize our platform to advertise with media outlets and participate in media buying services, including acquiring online traffic through the Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

In November 2020, the Company completed the development of the Platform, where the Platform buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. The Platform creates thousands of ads with the push of a button. The Eva XML Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

The Company earns revenues from advertisers by signing purchase or insertion orders based on the Standard Advertising Terms. We intend to offer media companies and advertising agencies a standard for conducting business that is acceptable to both parties based on such terms and conditions. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers a binding contract with the customer or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by the Standard Advertising Terms as to renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for the contract.

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We sign the Interactive Advertising Bureau (IAB) and the American Association of Advertising Agencies (4As) standard terms and conditions for internet advertising for media buys one year or less. We execute an Insertion Order (IO) with our customers, a formal, contractual document used in advertising. It outlines the specifics of an advertising campaign a client has agreed to run with an advertising sales agency or a publisher. It serves as a purchase order but for media space or time slots, and its primary function is to specify the obligations of all parties involved. We comply with the IO, including all Ad placement restrictions, and provide Ads to the Site specified on the IO when an Internet user visits such a Site. We sent the initial invoice upon completion of the first month’s delivery or within 30 days of completion of the IO, whichever is earlier. Our customers will make payment 30 days from receipt of the invoice or as otherwise stated in a payment schedule set forth on the IO. We hold customers liable for payments solely to the extent proceeds have cleared from Advertiser to Agency for Ads placed following the IO. We provide reports at least as often as weekly, either electronically or in writing, unless otherwise specified on the IO. Our customers may cancel the entire IO, or any portion thereof, as follows:

●	With 14 days prior written notice to us, without penalty, for any guaranteed Deliverable, including, but not limited to, CPM (cost per thousand impressions) Deliverables.
●	With seven (7) days prior written notice to us, without penalty, for any non-guaranteed Deliverable, including, but not limited to, CPC (cost per clicks) Deliverables, CPL (cost per leads) Deliverables, or CPA (cost per acquisition) Deliverables, as well as some non-guaranteed CPM Deliverables.
●	With 30 days prior written notice to us, without penalty, for any flat fee-based or fixed-placement Deliverables.
●	Either party may terminate an IO at any time if the other party is in material breach of its obligations hereunder, which breach is not cured within ten days after receipt of written notice thereof from the non-breaching party.

Our contract includes other standard terms and conditions, including but not limited to force majeure, indemnification, limitation of liability, non-disclosure, data usage and ownership, privacy and laws, third-party ad serving and tracking (applicable if third-party ad server is used), and other legally binding clauses.

We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create awareness and direct response campaigns with a fixed conversion point.

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Reverse Capitalization

On the Acquisition Date, the Company merged into EvaMedia. Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only board member of the company.

We determine EvaMedia an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

After the SEC’s order on BF Borgers CPA in May 2024, the Company reevaluated the significant transaction as reverse capitalization instead of a reverse acquisition. On September 28, 2021 (the ‘Acquisition Date’), the Company entered a reverse capitalization transaction (Acquisition) with EvaMedia Corp. (EvaMedia). As per SEC 7050 – Reverse Mergers, A reverse recapitalization is a transaction in which a shell company (as defined in Exchange Act Rule 12b-2) issues its equity interests to effect the acquisition of an operating company. Reverse recapitalization is accounted for as a capital transaction equivalent to the operating company (i.e., the accounting acquirer, EvaMedia) issuing its equity for the net assets of the shell company (the Company), followed by recapitalization. A reverse recapitalization is not accounted for as a business combination because the shell company is not a business. Since reverse recapitalization is not accounted for as a business combination, no goodwill would be recorded because of the reverse recapitalization transaction. Therefore, we have eliminated goodwill of $2,010,606 as of December 31, 2024. Rather, any excess of the fair value of the shares issued by the operating company over the value of the net monetary assets of the shell company is recognized as a reduction to equity. In a reverse recapitalization, the legal acquirer/issuer is a shell company, the Company.

AdFlare Acquisition

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has served as a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

AdFlare, a wholly owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real-time, there is more competition driving up the auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

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Our Revenue Model

We can generate revenues as a principal-based or an agency-based service provider. At present, we generate revenues on a principal-based model.

Under the principal-based agency, the Company takes the principal position in the contract. The Company uses its Eva Platform to buy media (advertising inventory) directly from the media sellers. The Company repackages the advertising inventory for sale to clients. The Company also performs other advertising and branding work for the client, such as developing a landing page, website, widget design, banner design, and so on. The Company receives the Ad Spend or a marketing budget from the client to perform such services. In some instances, these services are performed non-disclosed, meaning the client does not know what the Company paid for the media space, time, or development. The Company recognizes the total Ad Spend of the client as its revenue.

Under the agency-based model, the Company acts as an agent of the client and negotiates deals with media sellers. The client is responsible for paying the media sellers directly or for paying the Company, which then pays the media sellers on behalf of the client. Under the agency-based model, the Company earns revenue by charging clients a platform fee based on a percentage of a client’s total spend (Ad Spend) on the purchase of advertising from the Advertising Inventory Supplier (seller). We keep a portion of that advertising spend as a fee and remit the remainder to the seller. The Company has no leverage to control the cost of the seller’s inventory before the client’s purchase. The platform fee we intend to charge clients is a percentage of their purchases through our platform, similar to a commission, and the platform fee is not contingent on the results of an advertising campaign.

We recognize revenue upon fulfilling our contractual obligations with a complete transaction, subject to satisfying all other revenue recognition criteria.

Business Strategy

Our team members have successfully run advertising campaigns for products and brands, ranging from consumer products to clothing items to automobiles. We provide a differentiated solution that is simple, powerful, scalable, and extensible across geographies, industry verticals, and display, mobile, social, and video digital advertising channels. We expect our Eva Platform to be fully automated, scalable, and cost-effective as it will allow us to run several campaigns simultaneously. As the number of campaigns grows, we scale up our technology and hardware rather than increasing our workforce. Consequently, we can grow operations cost-effectively as we acquire new clients if our platform’s demand and acceptance increase. We intend to expand our core business, increase market share, and improve profitability principally by deploying the following growth strategies:

●	Complete the initial integration of AI in the fiscal year ending December 31, 2024;

●	We intend to continue innovating in AI and machine learning technology to improve the Platform and augment its features and functionalities.

●	We view big data as one of our critical competitive advantages. We will continue to invest resources in growing our data offerings, both from third-party providers and our proprietary data;

●	Ramp up paid customers through our digital and traditional marketing strategies;

●	Continue to enhance and promote our core proprietary Eva Platform and Eva XML Platform;

●	Future growth will depend on the timely development and successful distribution of our AdTech solutions by signing larger deals in the United States and globally.

●	Increase our software development capabilities to develop disruptive and next-generation machine learning and artificial intelligence-driven technologies to grow and retain our customer base;

●	Improving the share of current clients’ advertising budgets and ad spends as many of our present and potential clients spend a larger percentage of their advertising budgets on programmatic channels and

●	Grow customer base through accretive acquisitions, opportunistic investments, and beneficial partnerships.

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Industry and Competitive Analysis

Our industry is extremely competitive and fragmented. The Company directly competes with other demand-side platforms (DSP) providers. DSP is a technology platform that enables advertisers and agencies to automate the purchasing of digital advertising inventory across multiple channels. By leveraging real-time bidding (RTB) and data-driven targeting, DSPs allow advertisers to reach specific audiences efficiently, optimizing ad campaigns for performance and cost-effectiveness.

The digital marketing ecosystem is divided into buyers (advertisers), sellers (publishers), and marketplaces. The landscape has several segments, such as display and programmatic, mobile, video, search engine, content advertisement, and social ads.

We believe that participants on the buy-side or sell-side should be advocates for their buyers or sellers, while those in the market business should act as referees or have market-driven incentives to protect or enhance the integrity of the marketplace. We believe there are inherent conflicts of interest when market participants serve buyers and sellers.

The DSP market has experienced significant growth in recent years and is projected to continue its upward trajectory:

●	Fortune Business Insights projects the global DSP market to grow from $25.54 billion in 2023 to $114.51 billion by 2030, at a CAGR of 23.9% during the forecast period.

●	Contrive Datum Insights estimates the market size to reach $92.12 billion by 2029, exhibiting a CAGR of 23.7% from 2022 to 2029.

●	Allied Market Research forecasts the DSP system market to grow from $21 billion in 2022 to $228.4 billion by 2032, with a CAGR of 27.3%.

These projections underscore the robust expansion and increasing adoption of DSPs in the digital advertising landscape.

Key Drivers of Growth

Several factors contribute to the rapid growth of the DSP market:

Rise in Programmatic Advertising: The shift towards automated, data-driven ad buying has propelled the adoption of DSPs, enabling advertisers to manage and optimize campaigns in real time.

Advancements in AI and Machine Learning: Integration of AI technologies enhance targeting capabilities, bid optimization, and overall campaign performance, making DSPs more effective and attractive to advertisers.

Expansion of Digital Channels: The proliferation of digital platforms, including mobile apps, social media, and connected TV, has increased the demand for centralized platforms like DSPs to manage cross-channel advertising efforts.

Industry Trends and Developments

The DSP landscape is continually evolving, with notable trends shaping its future:

Consolidation and Mergers: The industry has seen significant mergers and acquisitions, such as the merger of Omnicom Group and Interpublic Group, forming the largest advertising company focused on leveraging data, technology, and AI.

Expansion of Services: Companies like Taboola are moving beyond traditional native advertising by launching new ad platforms, such as Realize, to capture additional market opportunities and compete with established DSPs.

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Regulatory Scrutiny: Major players like Google are facing antitrust lawsuits over alleged monopolistic practices in the digital advertising market, highlighting the increasing regulatory focus on the industry.

Leading DSP Providers

Several companies have established themselves as leaders in the DSP market:

The Trade Desk: Recognized as the largest independent DSP, offering a self-service platform for advertisers to manage digital campaigns across various channels.

Amazon Advertising: Provides a DSP that allows advertisers to programmatically buy display, video, and audio ads both on and off Amazon.

Google Display & Video 360: Part of Google’s Marketing Platform, offering integrated tools for campaign management across display, video, TV, and more.

Adobe Advertising Cloud: Offers a DSP that integrates with other Adobe products, providing data-driven insights and cross-channel campaign management.

These platforms offer diverse features and integrations, catering to the varying needs of advertisers in the digital ecosystem.

In conclusion, the Demand-Side Platform market is poised for substantial growth, driven by technological advancements, the rise of programmatic advertising, and the expanding digital landscape. Advertisers are increasingly leveraging DSPs to enhance targeting precision, optimize ad spending, and achieve better campaign outcomes in an ever-evolving digital environment.

BOARD OF DIRECTORS

As of the date of this filing, the Company had four (4) directors.

EMPLOYEES

As of the date of this prospectus, we had three employees, all of whom were our executive officers. In the future, we may rely on independent contractors to assist us in marketing and selling our products.

The Company has entered into an employment agreement dated May 31, 2025 with Mr. Boulette (the “Boulette Employment Agreement”), the Company’s CEO, President, and CFO. The CEO’s annual base salary is $552,000 per annum, payable in accordance with the Company’s regular payroll schedule. Mr. Boulette is eligible for an annual performance bonus equivalent to 5% of the Company’s net profits before taxes, as determined by the Board of Directors based on the audited financial statements of the preceding fiscal year. The Boulette Employment is filed herein as Exhibit 10.3.

Phil Aspin, Director and CEO of AdFlare, and Daryl Walser, Director and Chief Marketing Officer, are not currently bound by any written agreements for any specific employment term or covenants not to compete. However, we may enter employment agreements with these people with appropriate non-competition provisions. Mr. Boulette, Mr. Aspin, and Mr. Walser devote 100%, 75%, and 75% of their time to the Company’s business.

Corporate Information

The Company’s principal office is 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067. Our telephone number is (310) 229-5981.

As of the date of this prospectus, our common stock is traded on the OTC Bulletin Board under the trading symbol “GOAI.”

Although our financial statements have been prepared on a going concern basis, we must raise additional capital in order to continue as a going concern. See Risk Factors – Risks Related to the Company - There is doubt that the Company can continue as a “going concern” on page 10 of this prospectus.

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MANAGEMENT

Name	Age	Position
David Boulette	43	President/CEO/CFO/Director
Phil Aspin	42	Independent Director
Daryl Walser	43	Director
Terry R. Fields	82	Independent Director
Rizvan Jamal	44	Independent Director
Ali Shadman	62	Independent Director

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the board of directors meeting, following the annual meeting of stockholders, and until their successors have been elected and qualified.

David Boulette, Founder, President, CEO, and Director

Mr. Boulette has served as the Company’s director, Chief Executive Officer, and CFO since September 28, 2021. Mr. Boulette has vast expertise in computer technology. From January 2015 to the merger with the Company, Mr. Boulette was the founder and CEO of EvaMedia. He was primarily responsible for developing the Eva Platform. He is knowledgeable in a vast array of computer operating systems (such as Windows, Linux, Solaris, UNIX, Mac OS, Vista) and languages (such as C++, Java, JSP, Prolog, Oracle, DB2, Flash, Action Script to name just a few). He has over ten years of software development experience, extensive UML experience, and database design expertise using Oracle and SQL 2000/2005. Mr. Boulette received his BSC in Company Science in 2005 from WLU, Waterloo, Ontario. The Company believes Mr. Boulette is a suitable director due to his extensive technology experience.

Phil Aspin, Independent Director

Phil Aspin has served as the director of the Company since September 28, 2021. Mr. Aspin is a dynamic, highly trained, and skilled business developer with a deep understanding of the online marketplace and online strategy and a flair for innovation. He has proven success in all previous roles, evidenced by a consistent record of generating revenue, achieving targets, advancing business objectives, and overseeing multi-million-dollar projects. Mr. Aspin has comprehensive experience working in fast-paced environments and possesses strong influencing skills at all senior business leader and stakeholder levels. Mr. Aspin is suited to be the director of the Company due to his experience in online marketing.

Daryl Walser, Director

Mr. Walser has served as the director of the Company since September 28, 2021. Mr. Walser has extensive operations and business development expertise in various public, government, and private sectors. He is an accomplished professional in digital media solutions, lean manufacturing, operations management, supply chain, inventory management, and logistics. From March 2019 to the present, Mr. Walser has worked as the Plant Manager at LafargeHolcim Group, Canada’s largest provider of sustainable construction materials and a global group member. In September 2002, Mr. Walser received his Diploma in logistics, materials, and supply chain management from Conestoga College, Kitchener, Ontario, Canada. Mr. Walser is suited to sit on the Board of Directors because of his long-term business experience and internet technology experience.

Terry R. Fields, Director

Terry Fields has served as the director of the Company since January 2009. Mr. Fields boasts an impressive career spanning more than four and a half decades as a legal professional in California. He has gained valuable experience and insight through his roles as an officer and director for multiple publicly traded companies across the United States and Canada. His wealth of knowledge is deeply rooted in corporate and securities law, further enhancing his professional credentials. Mr. Fields commenced his academic journey at the University of California, Los Angeles (UCLA), where he attained his undergraduate degree in Bachelor of Science. He subsequently pursued legal studies at the University of Loyola Law School in Los Angeles, earning his Juris Doctorate. With this solid educational foundation, Terry has made a significant impact in the legal field and continues to do so.

Ali Shadman, Independent Director

Ali Shadman is an independent director of the Company, having served since June of 2025.

Ali Shadman has served as the Founder and Managing Director of Davidan Systems Inc., a technology advisory and strategy consulting firm based in Orange County, California, since June 2019. In this role, Mr. Shadman has advised technology companies on optimizing their product portfolios, strengthening partner ecosystems, and enhancing go-to-market execution. In December 2023, he was appointed Chief Executive Officer of Genimous Interactive Investment Co., Ltd., where he oversees the company’s strategic development and investment initiatives. He also serves as a Board Member of Eightpoint Interactive Inc., a digital marketing company, providing strategic guidance to its executive leadership team.

Mr. Shadman brings extensive leadership experience across both public and private companies, with a focus on digital transformation, operational scaling, and innovation in technology services. His recent work builds upon prior C-suite roles at global firms, and he continues to contribute thought leadership in the fields of technology consulting and corporate governance.

Mr. Shadman completed his Postgraduate Diploma in Operations Research from London Metropolitan University in the United Kingdom in June 1983. He obtained his Bachelor of Science with Honors in Mathematics and Computer Sciences from the University of Essex, United Kingdom, in June 1982.

Rizvan Jamal, Independent Director

Rizvan Jamal is an independent director of the Company and has served since May 2025.

From March 2001 to the present, Mr. Jamal served as the President and Principal Broker of Clarity Mortgage Inc., where he has led the structuring of over $4 billion in capital facilities on behalf of institutional investors, Schedule A banks, and private capital funds. Mr. Jamal has an extensive background in mortgage brokerage, having launched and managed national commercial and residential firms.

In addition to his financial acumen, from January 2001 to the present, Mr. Jamal has served as the founder and CEO of Welcome Home Construction Ltd., overseeing the development and construction of numerous residential and multi-family projects across Ontario and Nova Scotia. His project portfolio includes custom homes, apartment complexes, and large-scale planned communities, with a focus on innovative design and full-spectrum real estate management from financing to post-sale support.

Mr. Jamal’s leadership is marked by a hands-on approach to construction management and a commitment to redefining the homebuilding experience. His unique expertise spans budgeting, loan underwriting, capital financing, and project execution, making him a pivotal figure in both the mortgage and real estate development industries.

Mr. Jamal obtained his Mortgage Broker License from Seneca Polytechnic in Toronto, Ontario, Canada, in 2022, and is licensed under the Financial Services Commission of Ontario (FSCO). He earned his degree in Marketing and Business from Conestoga College in Kitchener, Ontario, in 2021. Additionally, he has held a Vendor Building License since 2019, further demonstrating his commitment to professional excellence and regulatory compliance in the industry.

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Term of Office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

Director Independence

Our board of directors is currently composed of six (6) members, four (4) of whom are currently independent. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the Board of Directors in accordance with our Articles of Incorporation, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her director’s duties. To the extent permitted by our Articles of Incorporation, a director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Committees of the Board of Directors

We are required by Nasdaq to have to establish an audit committee and a compensation committee, and, if we elect to nominate directors through a committee, a nominating and corporate governance committee under the Board of Directors. Nasdaq also requires us to have adopted a charter for each of these committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the listing of the Shares on Nasdaq, our audit committee will consist of Rizvan Jamal, Ali Shadman, and Phil Aspin, and it will be chaired by of Rizvan Jamal. We have determined that all of such directors satisfy the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that of Rizvan Jamal qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the Board of Directors.

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Compensation Committee

Concurrent with the listing of the Shares on Nasdaq, our compensation committee will consist of Ali Shadman, Terry Fields, and Phil Aspin, and it will be chaired by Ali Shadman. We have determined that these directors satisfy the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the Board of Directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the Board of Directors for its approval, the compensation for our Chief Executive Officer and other executive officers;

●	reviewing and recommending to the Board of Directors for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the listing of the Shares on Nasdaq, our nominating and corporate governance committee will consist of Phil Aspin, Ali Shadman, and Rizvan Jamal, and it will be chaired by Rizvan Jamal. We have determined that these directors satisfy the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the Board of Directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the Board of Directors for election or re-election to the Board of Directors or for appointment to fill any vacancy on the Board of Directors;

●	reviewing annually with the Board of Directors the current composition of the Board of Directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to the Board of Directors the names of Directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the Board of Directors and advising the Board of Directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the Board of Directors as a whole.

There are no family relationships among our directors or officers. Other than as described above, we are unaware of any other conflicts of interest with our executive officers or directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter, or control person of our company has, during the last ten years, (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation concerning such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have yet to implement a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the Board of Directors listens to stockholders’ views of directors and that the appropriate responses are timely. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officer for the fiscal year ended December 31, 2024 and 2023:

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Period	($)	($)	($)	($)	($)	($)	($)	($)
David Boulette, CEO (1)	2023	216,000	-0-	7,070,000	-0-	-0-	-0-	-0-	7,286,000
	2024	360,000	-0-	2,730,000	-0-	-0-	-0-	-0-	3,090,000

(1)	Appointed CEO, CFO, President, and Director on September 28, 2021. Mr. Boulette’s annual salary is $360,000.

As of October 31, 2021, Mr. Boulette accrues his salary. The Company gives salary compensation to key executives as employees of the Company; Mr. Boulette commits 100% of his time to the Company. Starting from January 2024, the Company pays Mr. Boulette a monthly compensation of $30,000 per month, with increases in each succeeding year, should such arrangement be approved each year by the Company. Mr. Boulette is an employee of the Company and also serves as our Chief Financial Officer.

The Company issued 7,000,000 shares for services at the rate of $1.01 per share, based on the closing market price on November 16, 2023, to officers in lieu of services. David Boulette received 7,000,000 shares for employee services rendered to the Company.

The Company issued 1,000,000 shares for services at the rate of $2.73 per share, based on the closing market price on July 15, 2023, to officers in lieu of services. David Boulette received 1,000,000 shares for employee services rendered to the Company.

The Company further intends to provide cash and equity incentives based on meeting certain sales criteria, which the Board of Directors will review quarterly and annually. The Company still needs to formalize performance-based bonuses and other incentive agreements. The Company intends to pay each executive monthly at the beginning of the month.

Stock Option Grants

We had no outstanding equity awards as of the end of the fiscal period ending December 31, 2024 or through the filing date of this prospectus.

Employment Agreements

The Company has executed the Boulette Employment Agreement with David Boulette, who is the Chief Executive Officer and executive director. The Boulette Employment Agreement is filed herein as Exhibit 10.3.

INSIDER TRADING POLICY

The Company has adopted an insider trading policy that governs the purchase, sale and other dispositions of our securities that applies to the Company and our officers and directors, as well as our employees that have regular access to material, nonpublic information about the Company in the normal course of their duties. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.1 to this Annual Report on Form 10-K.

DIRECTOR COMPENSATION

In the fiscal year ending December 31, 2024, the Company issued 100,000 shares for services at the rate of $2.73 per share, based on the closing market price on July 15, 2024, to directors in lieu of their services, Daryl Walser received 50,000 shares for services rendered to the Company as its Director valued at $136,500, and Phil Aspin received 50,000 shares for services rendered to the Company as its Director valued at $136,500.

In the fiscal year ending December 31, 2023, the Company issued 200,000 shares for services at the rate of $1.01 per share, based on the closing market price on November 16, 2023, to directors in lieu of their services, Daryl Walser received 100,000 shares for services rendered to the Company as its Director valued at $101,000, and Phil Aspin received 100,000 shares for services rendered to the Company as its Director valued at $101,000. The Company does not pay any Directors’ compensation as of the prospectus date.

The Company intends to appoint independent directors by the end of the fourth quarter of the fiscal year 2024.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that is beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all sole officer and director as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security, and that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities because they may not have any beneficial financial interest. Except as noted below, each person has sole voting and investment power.

As of the date of this prospectus, we have calculated the percentages below based on 31,342,285 shares of our common stock issued and outstanding.

		Number of Shares
Name and Address (1)	Title of Class	Beneficially Owned	Percent of Outstanding Common Shares
Officers and Directors
David Boulette	Common	19,025,000	60.70%
Phil Aspin	Common	151,250	0.48%
Daryl Walser	Common	123,750	0.39%
Terry R. Fields	Common	133,334	0.43%
Rizvan Jamal	Common	0	0.00%
Ali Shadman	Common	0	0.00%
Officers and Directors as a group (6 persons)	Common	19,433,334	62.00%

5%+ Stockholders
David Boulette	Common	19,025,000	60.70%
Hottest Media LLC	Common	2,700,000	8.61%
1623662 Alberta Inc	Common	1,633,672	5.21%

(1)	The address for all officers and directors is 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Accounts Payable – Related Party

Mr. Boulette, Chief Executive Officer of the Company, occasionally provides funding for the Company’s working capital. As of December 31, 2024, and December 31, 2023, the accounts payable for related party were $0 and $68,2029.

Media Traffic Purchase – Related Party

Hottest Media LLC (“Hottest Media”) is authorized to act as the Company’s agent in purchasing materials and services required to produce advertising on Company’s behalf. For the fiscal years ending December 31, 2024, and 2023, Hottest Media has been the sole entity to buy media for the Company. Consequently, Hottest Media has a significant influence on the Company by virtue of its position and relationship, involvement, transactions, or contractual arrangements. During the fiscal year that ended December 31, 2024 and 2023, the Company spent $ 5,570,972 and $2,834,723 on buying media traffic, respectively.

AdFlare Acquisition

In a related party transaction, on July 13, 2022, the Company entered the AdFlare SEA with AdFlare and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual. Pursuant to the AdFlare SEA, the Company acquired 100% percent of the issued and outstanding shares of AdFlare in exchange for 500,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has been a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock.

As of August 25, 2025, there were 31,342,285 shares of our common stock issued and outstanding held by 906 stockholders of record.

Common Stock

The following summarizes our common stock’s material rights and restrictions. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this registration statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available, therefore, when, as, and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess votes cast for one candidate over another. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

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The Board of Directors is authorized to fix the number of shares of any preferred stock series and determine the designation of any such series. The Board of Directors is also authorized to determine or alter rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors initially fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series after the issue of shares of that series.

Warrants Offered in the Units in this Offering

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent (the “Warrant Agreement”), and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant. The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal up to $4.125 per share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m., New York City time, five (5) years after the closing of this offering. As described below, we intend to apply to list the Warrants on Nasdaq under the symbol “GOAIW.”

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the Warrants is at least $4.125  per share of common stock. The Warrants will be immediately exercisable and may be exercised at any time up to the date that is five years after their original issuance. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at any time after the issuance of the Warrants, a holder of the Warrants exercises the Warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the warrants to the holders.

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Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Underwriter’s Warrants

This Registration Statement also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation in connection with this offering. Please see “Underwriting-Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the underwriters in this offering, subject to the completion of this offering.

Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation provide that we will indemnify our directors, officers, employees and agents fully, or if not possible, partially, permitted by the provisions of the NRS.

Listing

Our common stock is currently quoted on the OTCQB marketplace under the symbol “GOAI.” We have applied to list our common stock and Warrants on Nasdaq under the symbols “GOAI” and “GOAIW”, respectively. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. We cannot guarantee that we will be successful in listing our common stock on Nasdaq; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation as its Transfer Agent.

UNDERWRITING

Maxim Group LLC is acting as the sole book-running manager of the offering (the “Representative”). We will enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and the underwriters have agreed to purchase from us on a firm-commitment basis, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus, the number of common stock listed next to its name in the following table:

Underwriter	Number of Units(1)
Maxim Group LLC

Total

(1)	Each Unit consists of one share of Common Stock of the Company and one Warrant, which is exercisable immediately. Such Common Stock and Warrants are separable immediately upon issuance.

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the common stock being offered to the public, other than those covered by the over-allotment option described below, if any of these common stock are purchased.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Over-Allotment Option

We have granted to the Representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase from us up to an additional          shares of common stock and/or Warrants at the public offering price, with each such warrant to purchase one share of common stock at a price of at least $          per warrant, in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, it will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or Warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or Warrants to the Representative to the extent the option is exercised. If any additional shares of common stock and/or Warrants are purchased, the underwriters will offer the additional shares of common stock and/or Warrants on the same terms as those on which the other Units are being offered hereunder.

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (7.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters proposes to offer the Units offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $       per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

The Company shall be responsible for and pay all expenses relating to this offering, including, without limitation, all filing fees and communication expenses relating to the registration of the securities to be sold in this offering (including the units sold to the Representative pursuant to its over-allotment option) with the U.S. Securities and Exchange Commission and the filing of the offering materials with FINRA; all fees and expenses relating to the listing of the Common Stock and Warrants on such stock exchange as the Company and the Representative together determine; all fees, expenses and disbursements relating to background checks of the Company’s officers and directors up to an aggregate of $10,000; all fees, expenses and disbursements relating to the registration or qualification of the Common Stock and Warrants under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the fees and disbursements of the Representative’s counsel at the closing of the offering); all documented fees and expenses associated with the i-Deal system and NetRoadshow up to $10,000; and the costs of all mailing and printing of the underwriting documents (including the Underwriting Agreement, any blue sky surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Representative may reasonably deem necessary; the costs and expenses of the Company’s hiring of a financial public relations firm reasonably acceptable to the Representative; the costs of preparing, printing and delivering certificates representing the securities sold in the offering; fees and expenses of the transfer agent for these securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to the Representative; the fees and expenses of the Company’s accountants and the fees and expenses of the Representative and the Company’s legal counsel and other agents and representatives up to an aggregate of $100,000. The maximum amount of legal fees, costs and expenses incurred by the Representative that the Company shall be responsible for shall not exceed $100,000 if the offering is consummated, and will not exceed $20,000 if the offering is not consummated.

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Discretionary Accounts

The underwriters do not intend to confirm sales of the common stock offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We and our directors, officers and certain shareholders have agreed with the underwriter, for a period of three (3) months after the closing of this offering, not to offer for sale, issue, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriters. Holders of a total of [  ] shares of our issued and outstanding common stock are subject to such lock-up. The Representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our Warrants. The public offering price for our Units was determined through negotiations between us and the underwriters. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Underwriter’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of ____ shares of common stock (7.0% of the shares of common stock included in this offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing six (6) months after the effective date of the registration statement of which this prospectus is a part, and expiring five years after the date thereof, in compliance with FINRA Rule 5110(e). The warrants are exercisable at a per share price equal to at least $         per share [or 125% of the public offering price per Unit in the offering]. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of six (6) months following the offering. In addition, the warrants provide for certain demand and piggyback registration rights. The registration rights provided will not be greater than five years from the closing of the offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to one demand and unlimited piggyback registration of the securities issuable upon exercise of the Underwriter’s warrants. The Representative will bear the expense of an additional demand registration. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal and Certain Post-Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of 15 months after the closing of this offering, the Representative shall have a right of first refusal to act as sole managing underwriter, sole sales agent, sole book-running manager and/or sole placement agent for any and all future public or private equity, equity-linked, or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries, on terms customary to each of the underwriter. The Representative, in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Representative. In addition, we have agreed that in the event any investor previously introduced to us by the Representative in this offering subsequently provides capital to us in any public or private financing during the fifteen (15) month period following the closing of this offering, we will pay the underwriters a cash fee of 7% of the gross proceeds on any such investments.

Trading; Nasdaq Capital Market Listing

Prior to this offering, our common stock was quoted on the OTCQB market under the symbol “GOAI.” We will apply to list our common stock on Nasdaq under the symbol “GOAI” and the Warrants under the symbol “GOAIW,” respectively. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq. We cannot guarantee that we will be successful in listing our common stock or our Warrants on Nasdaq; however, we will not complete this offering unless we are so listed.

Compensation Under Engagement Letter with the Representative

As consideration for the Representative’s provision of general financial advisory and investment banking services to the Company under the letter agreement between the Company and the Representative dated June 12, 2024 (the “Engagement Letter”) the Representative is entitled to receive, and the Company agrees to pay the Representative, the following compensation:

(a) Shares of common stock based on the following schedule (collectively, the “Stock Fee”):

i. 750,000 shares of common stock upon the execution of the Engagement Letter; and

ii. 1,000,000 shares of common stock upon the Company’s listing to a national exchange.

Prior to the time at which the Representative may sell the above shares under Rule 144 of the U.S. Securities and Exchange Commission promulgated under the Securities Act of 1933, as amended (“Rule 144”), the shares of common stock will have unlimited piggyback registration rights and the same rights afforded other holders of the Company’s common stock. Upon the Representative’s request, the Company will use its best efforts to promptly deliver an opinion of its counsel to the Company’s transfer agent to remove any restrictive legend from the common stock pursuant to Rule 144; however, this requirement does not apply if the Company reasonably believes in good faith that the conditions for removal of the restrictive legend under Rule 144 have not been met.

Additionally, as to any Financings or Transactions (as defined below), the Representative shall earn and be paid by the Company as set forth below.

undertaken by the Company, the further terms of which may be mutually agreed upon under separate advisory, placement agency and/or underwriting agreements. The fees enumerated in Exhibit B are separate and apart from the monthly fee payments enumerated earlier in this paragraph.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

● Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.

● Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

● Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sells more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

● Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ website and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

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Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area, no offer of securities which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (a) to (c) above shall result in a requirement for the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of securities is made or who receives any communication in respect of an offer of securities, or who initially acquires any shares of our securities will be deemed to have represented, warranted, acknowledged and agreed to and with the placement agent and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of our securities acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the placement agent has been given to the offer or resale; or where our securities have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the placement agent and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of our securities in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of our securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the placement agent have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the Company or the placement agent to publish a prospectus for such an offer.

For the purposes of this provision, the expression an “offer of our securities to the public” in relation to any of our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State. The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors”(as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

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Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or our securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of our securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference Carmel LLP, counsel for the Company in this offering Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the underwriters by Pryor Cashman LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 included in this prospectus have been audited by Lao Professionals, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern).

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

We file reports pursuant to Rule 257 of the Securities Act with the SEC. These reports are available on the website of the SEC referred to above. We maintain a website at www.eva.live. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

50

EVA LIVE INC.

F-1

EVA LIVE, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2025 (Unaudited)	December 31, 2024 (Audited)

Assets:
Current assets
Cash	$261,079	$76,356
Accounts receivable, net of allowance for doubtful accounts of $1,379,519 and $1,379,519, respectively	8,779,875	4,023,578
Original issuance discount	46,710	-
Deferred financing costs	14,000	-
Other assets	269	269
Total current assets	$9,101,933	$4,100,203
Furniture, fixtures, and equipment	13,292	6,498
Total assets	$9,115,225	$4,106,701
Liabilities and stockholders’ equity (deficit):
Accounts payable and accrued liabilities	2,311,060	2,126,562
Accounts payable related party	-	-
Deferred revenue	-	-
Notes payable	589,963	400,000
Accrued interest	26,518	13,250
Total current liabilities	$2,927,541	$2,539,812
Total liabilities	$2,927,541	$2,539,812
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Common stock, par value $0.0001, 300,000,000 shares authorized; 31,342,285 and 31,342,285 shares issued and outstanding, as of June 30, 2025, and December 31, 2024, respectively	3,134	3,134
Additional paid-in capital	30,033,430	30,033,430
Accumulated deficit	(23,848,880)	(28,469,675)
Total stockholders’ equity (deficit)	$6,187,684	$1,566,889
Total liabilities and stockholders’ deficit:	$9,115,225	$4,106,701

The accompanying notes are an integral part of these consolidated financial statements.

F-2

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	4,138,712	2,188,616	7,820,232	4,425,566
Total revenue	$4,138,712	$2,188,616	$7,820,232	$4,425,566
Operating expenses
General and administrative	331,451	588,447	708,836	954,911
Media traffic purchase	1,175,780	1,954,051	2,476,546	3,627,830
Amortization and depreciation	380	-	787	-
Total operating expenses	1,507,611	2,542,498	3,186,169	4,582,741
Operating income (loss)	2,631,101	(353,882)	4,634,063	(157,175)
Other income (expense):
Interest expense	(6,000)	(6,479)	(13,268)	(6,477)
Total other income (expense)	(6,000)	(6,479)	(13,268)	(6,477)
Income (loss) before provision for income taxes	2,625,101	(360,361)	4,620,795	(163,652)
Provision (benefit) for income taxes	-	-	-	-
Net income (loss)	$2,625,101	$(360,361)	$4,620,795	$(163,652)
Net loss per common share, basic and diluted	0.08	(0.01)	0.15	(0.01)
Weighted average number of common shares outstanding basic and diluted	31,341,436	30,763,338	31,341,436	30,763,338

The accompanying notes are an integral part of these consolidated financial statements.

F-3

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
Three months ended June 30, 2024
Balance - March 31, 2024	30,763,087	$3,077	$24,060,884	$(24,519,698)	$(455,737)

Balance June 30, 2024
Net loss	-	-	-	(360,361)	(360,361)
Balance - June 30, 2024	30,763,087	$3,077	$24,060,884	$(24,880,059)	$(816,098)
Three months ended June 30, 2025
Balance - March 31, 2025	31,342,285	$3,134	$30,033,430	$(26,473,981)	$3,562,583
Net loss	-	-	-	2,625,101	2,625,101
Balance -June 30, 2025	31,342,285	$3,134	$30,033,430	$(23,848,880)	$6,187,684

The accompanying notes are an integral part of these consolidated financial statements.

F-4

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
Six months ended June 30, 2024
Balance - December 31, 2023	30,763,087	$3,077	$24,060,884	$(24,716,407)	$(652,446)

Balance June 30, 2024
Net loss	—	—	—	(163,652)	(163,652)
Balance - June 30, 2024	30,763,087	$3,077	$24,060,884	$(24,880,059)	$(816,098)
Six months ended June 30, 2025
Balance - December 31, 2024	31,342,285	$3,134	$30,033,430	$(28,469,675)	$1,566,889
Net loss	—	—	—	4,620,795	4,620,795
Balance -June 30, 2025	31,342,285	$3,134	$30,033,430	$(23,848,880)	$6,187,684

The accompanying notes are an integral part of these consolidated financial statements.

F-5

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30, 2025 (Unaudited)	June 30, 2024 (Unaudited)
Cash Flows from operating activities:
Net loss	$4,620,795	$(163,652)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	787	-
Changes in operating assets and liabilities:
Accounts receivable	(4,756,297)	347,188
Deferred revenue	-	(150,000)
Deferred financing costs	(14,000)	-
Accounts payable and accrued expenses	184,498	153,933
Accounts payable - related party	-	(68,209)
Accrued interest	13,268	6,480
Original issuance discount	(46,710)	-
Net Cash used in operating activities	$2,341	$125,740
Cash flow from investing activities:
Fixed assets	(7,581)	-
Net Cash provided by investing activities	$(7,581)	$-
Cash flow from financing activities:
Funds from notes	189,963	740,000
Net Cash Provided by financing activities	$189,963	$740,000
Net change in Cash and cash equivalents for the year	184,723	865,740
Cash and cash equivalents at the beginning of the year	76,356	472,509
Cash and cash equivalents at the end of the year	$261,079	$1,338,249

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

NATURE OF OPERATIONS

Corporate History

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc., a Florida corporation and a public shell company listed on the Pink Sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and its President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

The Company’s year-end is December 31.

Current Operations

We execute our business through the Eva Platform, which is based on Artificial Intelligence (AI), to match advertising campaigns with specific ad spots one at a time. Our system creates conversion mapping tables that enable us to increase conversion rates by analyzing trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. As more companies strive to leverage big data for informed business decisions, we have developed automated tools that analyze the data and provide relevant information to our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization. We enhance market awareness for companies and brands by delivering best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC 7319) and businesses across various industries that seek to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, primarily the United States and Canada. As of June 30, 2025, and December 31, 2024, we had eleven (11) and six (6) customers, primarily from North America. The top three customers accounted for 88% and 85% of the receivables as of June 30, 2025, and December 31, 2024, respectively. Our Company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. These clients utilize our platform to advertise with media outlets and participate in media buying services, including acquiring online traffic through the Eva Platform. We also work with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising materials, media planning, and buying (i.e., placing advertisements).

In November 2020, the Company completed the development of the Eva XML Platform (“Platform”), which buys traffic from various sources and sells it to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. The Eva XML Platform creates thousands of ads with the push of a button. The Eva XML Platform manages spending based on the performance of keywords in the ad campaign to maximize arbitrage revenue.

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB . We intend to offer media companies and advertising agencies a standard for conducting mutually acceptable business, based on specific terms and conditions. When incorporated into an insertion order, this protocol represents the shared understanding of the Company and its customers regarding the conduct of business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers to be a binding contract with the customer, or other similar documentation, reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such a contract.

F-7

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

We adhere to the Interactive Advertising Bureau (IAB) and the American Association of Advertising Agencies (4A’s) standard terms and conditions for internet advertising, applicable to media buys of one year or less. We execute an Insertion Order (IO) with our customers, a formal, contractual document used in advertising. It outlines the specifics of an advertising campaign a client has agreed to run with an advertising sales agency or a publisher. It serves as a purchase order but for media space or time slots, and its primary function is to specify the obligations of all parties involved. We comply with the IO, including all Ad placement restrictions, and provide Ads to the Site specified on the IO when an Internet user visits such a Site. We sent the initial invoice upon completion of the first month’s delivery or within 30 days of completion of the IO, whichever is earlier. Our customers will make payment 30 days from receipt of the invoice, or as otherwise stated in a payment schedule set forth on the invoice of purchase (IO). We hold customers liable for payments solely to the extent that the proceeds have cleared from the Advertiser to the Agency for Ads placed following the IO. We provide reports at least weekly, either electronically or in writing, unless otherwise specified in the IO. Our customers may cancel the entire IO, or any portion thereof, as follows:

●	With 14 days prior written notice to us, without penalty, for any guaranteed Deliverable, including, but not limited to, CPM (cost per thousand impressions) Deliverables.
●	With eleven (11) days prior written notice to us, without penalty, for any non-guaranteed Deliverable, including, but not limited to, CPC (cost per clicks) Deliverables, CPL (cost per leads) Deliverables, or CPA (cost per acquisition) Deliverables, as well as some non-guaranteed CPM Deliverables.
●	With 30 days prior written notice to us, without penalty, for any flat fee-based or fixed-placement Deliverables.
●	Either party may terminate an IO at any time if the other party is in material breach of its obligations under this agreement, which breach is not cured within ten days after receipt of written notice thereof from the non-breaching party.

Our contract includes other standard terms and conditions, including, but not limited to, force majeure, indemnification, limitation of liability, non-disclosure, data usage and ownership, privacy, laws, third-party ad serving and tracking (applicable if a third-party ad server is used), and other legally binding clauses.

We execute our business through the Eva Platform, which is based on Artificial Intelligence (AI), to match advertising campaigns with specific ad spots one at a time. Our system creates conversion mapping tables that enable us to increase conversion rates by analyzing trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. As more companies strive to leverage big data for strategic business decisions, we have developed automated tools that analyze the data and provide relevant information to our decision logic. We have designed our solution to optimize brand campaigns to create awareness and direct response campaigns with a fixed conversion point.

The Company also owns the Eva XML Platform, which purchases traffic from various sources and sells it to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying and selling process by integrating with Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. It enables the creation of thousands of ads with the click of a button. The Eva XML Platform manages spending based on the performance of keywords in the ad campaign to maximize arbitrage revenue.

Russia – Ukraine Conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with Russia’s invasion of Ukraine. The war between the two countries continues to evolve as military activity continues. The United States and certain European countries have imposed additional sanctions on Russia and specific individuals. The Company has no operational exposure in the region affected by war. As of the date of this report, there have been no disruptions to our operations.

AdFlare Acquisition

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 125,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has served as a member of the Company’s Board of Directors since September 28, 2021. The Company performed a Goodwill Impairment Analysis as of December 31, 2022, resulting in a carrying value of Goodwill of $1,500,000 as of that date. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

AdFlare, a wholly owned subsidiary of the Company, is a leader in the specialized field of “header bidding,” with a deep contextual understanding of a wide array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advanced or pre-bidding, is a technology that enables publishers to simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by allowing various buyers to bid on the same inventory simultaneously in real-time, there is more competition driving up auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), thereby capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions per month and increasing Google AdX revenue by over 30% compared to Google AdSense CPM, with an average fill rate of 99.9% in the US market.

F-8

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Our Revenue Model

We can generate revenues as a principal-based or an agency-based service provider. Currently, we generate revenues through a principal-based model.

Under the principal-based agency, the Company takes the principal position in the contract. The Company uses its Eva Platform to buy media (advertising inventory) directly from the media sellers. The Company repackages the advertising inventory for sale to clients. The Company also performs other advertising and branding services for the client, including developing landing pages, websites, widget designs, and banners. The Company receives the Ad Spend or a marketing budget from the client to perform such services. In some instances, these services are performed non-disclosed, meaning the client does not know what the Company paid for the media space, time, or development. The Company recognizes the total Ad Spend of the client as its revenue.

Under the agency-based model, the Company acts as an agent of the client, negotiating deals with media sellers. The client is responsible for paying the media sellers directly or for paying the Company, which then pays the media sellers on behalf of the client. Under the agency-based model, the Company earns revenue by charging clients a platform fee based on a percentage of the client’s total ad spend (Ad Spend) on advertising purchases from the Advertising Inventory Supplier (seller). We keep a portion of that advertising spend as a fee and remit the remainder to the seller. The Company has no leverage to control the cost of the seller’s inventory before the client’s purchase. The platform fee we intend to charge clients is a percentage of their purchases made through our platform, similar to a commission. The platform fee is not contingent on the results of an advertising campaign.

We recognize revenue upon fulfilling our contractual obligations with a complete transaction, subject to satisfying all other revenue recognition criteria.

Reverse Capitalization

On September 28, 2021 (the ‘Acquisition Date’), the Company merged into EvaMedia Corp. (‘EvaMedia). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 27,548,044 (110,192,177 pre-split) shares of its common stock to EvaMedia shareholders, and immediately following the Acquisition, 27,792,381 (111,169,525 pre-split) shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Darly Walser. Terry Fields remained the only board member of the company.

We determine EvaMedia an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company. Additionally, EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Following the SEC’s order regarding BF Borgers CPA in May 2024, the Company reevaluated the significant transaction as a reverse capitalization rather than a reverse acquisition. On September 28, 2021 (the ‘Acquisition Date’), the Company entered a reverse capitalization transaction (Acquisition) with EvaMedia Corp. (EvaMedia). As per SEC 7050 – Reverse Mergers, A reverse recapitalization is a transaction in which a shell company (as defined in Exchange Act Rule 12b-2) issues its equity interests to effect the acquisition of an operating company. Reverse recapitalization is accounted for as a capital transaction equivalent to the operating company (i.e., the accounting acquirer, EvaMedia) issuing its equity for the net assets of the shell company (the Company), followed by recapitalization. A reverse recapitalization is not accounted for as a business combination because the shell company is not a business. Since reverse recapitalization is not accounted for as a business combination, no goodwill would be recorded because of the reverse recapitalization transaction. Therefore, we have eliminated goodwill of $2,010,606 as of December 31, 2024. Rather, any excess of the fair value of the shares issued by the operating company over the value of the net monetary assets of the shell company is recognized as a reduction to the shell company’s equity. In a reverse recapitalization, the legal acquirer/issuer is typically a shell company, referred to as the Company.

Change of Auditors

On April 03, 2025, the Board of Directors of Eva Live Inc. approved the dismissal of Olayinka Oyebola & Co. (“Olayinka”) as its independent registered public accounting firm for the fiscal year ending 2023 and 2024 due to recent changes in Olayinka’s status by OTC Markets Group as a Prohibited Service Provider. Olayinka was only retained by the Company for less than a month, and no reports were filed with the SEC.

On April 3, 2025, the Company engaged Lao Professionals (“LAO”) as its independent registered public accounting firm for the fiscal years ending December 31, 2023, and 2024. The selection of LAO was based on its ability to meet the Company’s reporting requirements and its alignment with the Company’s needs.

Rounding Error

Due to rounding, the numbers presented in the financial statements for the periods ending June 30, 2025, and December 31, 2024, and throughout the report, may not precisely add up to the totals provided, and percentages may not accurately reflect the absolute figures.

F-9

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. These financial statements and accompanying notes represent the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects. We have applied them consistently to prepare the accompanying financial statements.

The results for the three months ended June 30, 2025, and 2024 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on April 10, 2024.

Financial Statement Preparation and Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include Cash on hand, deposits at banking institutions, and all highly liquid short-term investments with original maturities of 90 days or less. The Company had cash balances of $261,079 and $76,356 as of June 30, 2025, and December 31, 2024, respectively.

Accounts Receivable

Accounts Receivable mainly consist of amounts owed by eleven (11) customers. In some cases, customer receivables are due immediately upon demand; however, in most cases, the Company offers net 45 terms, or n/45, where payment is due in full 45 days after the invoice date. The Company bases the allowance for doubtful accounts on its assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering historical experience, credit quality, the age of accounts receivable balances, and economic conditions that may affect a customer’s ability to pay and the expected default frequency rates. Trade receivables are written off when they are considered uncollectible.

As of June 30, 2025, and December 31, 2024, management determined that the allowance for doubtful accounts was $1,379,519, respectively. The bad debt expense for the six months ended June 30, 2025, and 2024 was $0 and $5,064, respectively.

Office Lease

Effective May 21, 2020, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitling it to use the office and conference space as needed. The new lease is $229 per month, which is included in the general and administrative expenses. For the six months ended June 30, 2025, and 2024, the office’s rent payment was $1,374, respectively, and was included in the General and Administrative expenses.

F-10

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Our typical customers are advertising agencies classified under SIC 7319, which advertise using media but do not provide creative services (such as media buying services, including online traffic from EvaMedia). We also work with businesses (as described under NAICS 541810) that are organized to provide a full range of services, including advice, creative services, account management, production of advertising materials, media planning, and buying (i.e., advertising).

The Company earns revenue from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. Such terms and conditions are intended to provide media companies and advertising agencies with an acceptable standard for conducting business with each other. When incorporated into an insertion order, this protocol represents the shared understanding of the Company and its customers regarding the conduct of business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers to be a binding contract, or other similar documentation that reflects the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such a contract.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, for insertion/purchase orders or contracts (from now known as ‘contracts’) received from customers.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services as per the contract with the customer. As a result, the Company accounts for revenue contracts with customers by applying the requirements of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), which includes the following steps:

●	Identify the contract(s) and subsequent amendments with the customer.
●	Identify all the performance obligations in the contract and subsequent amendments.
●	Determine the transaction price for completing performance obligations.
●	Allocate the transaction price to the performance obligations in the contract.
●	Recognize the revenue when, or as, the Company satisfies a performance obligation.

The Company adopted ASC 606 using the modified retrospective method, applying it to all contracts not completed as of January 1, 2018. The Company presents results for reporting periods beginning after January 1, 2018, under ASC 606, while prior period amounts are reported in accordance with legacy GAAP. In addition to the above guidelines, the Company also considers implementation guidance on warranties, customer options, licensing, and other topics. The Company considers revenue collectability, methods for measuring progress toward complete satisfaction of a performance obligation, warranties, customer options for additional goods or services, non-refundable upfront fees, licensing, customer acceptance, and other relevant categories.

The Company accounts for a contract when the Company and the customer (‘parties’) have approved the contract and are committed to performing their respective obligations, where each party can identify their rights, obligations, and payment terms; the contract has commercial substance. The Company will probably collect all of the consideration substantially. Revenue is recognized when performance obligations are satisfied by transferring control of the promised goods or services to the customer. The Company fixes the transaction price for goods and services at contract inception. The Company’s standard payment terms are generally net 30 days, and in some cases, payment is due upon receipt of the invoice.

The Company considers a contract modification to be a change in the scope, price (or both) of a contract that the parties approve. The parties describe contract modification as a change order, a variation, or an amendment. A contract modification exists when the parties to the contract approve a modification that either creates new or changes existing enforceable rights and obligations of the parties to the contract. The Company assumes a contract modification when approved in writing, by oral agreement, or implied through the customer’s customary business practice. If the parties to the contract have not agreed on a contract modification, the Company will continue to apply the guidance to the existing contract until the modification is approved. The Company recognizes contract modification in various forms – including but not limited to partial termination, an extension of the contract term with a corresponding price increase, adding new goods and services to the contract, with or without a corresponding price change, and reducing the contract price without a change in goods or services promised.

F-11

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

For all its goods and services, at contract inception, the Company assesses the solutions or services, or bundles of solutions and services, obligated in the contract with a customer to identify each performance obligation within the contract and then evaluate whether the performance obligations are capable of being distinct and distinct within the context of the contract. Solutions and services that cannot be distinguished within the context of the agreement are combined and treated as a single performance obligation in determining the allocation and recognition of revenue. For multi-element transactions, the Company allocates the transaction price to each performance obligation based on its relative standalone selling price. The Company determines the standalone selling price for each item at the transaction’s inception, considering these multiple elements.

Performance Obligation	Types of Deliverables	When Performance Obligation is Typically Satisfied
Insertion Order for Online Advertising	The Company sets up the advertising campaign on Eva’s demand-side Platform. It specifies the types of ads (banner, search, video, etc.), the placement of the campaign (Website, mobile, or ad networks), and the target audience of the ads (demographics, interests, etc.).	The Company recognizes the consulting revenues when the customer receives services over the length of the contract. If the customer pays the Company in advance for these services, the Company records this payment as deferred revenue until the services are completed.

The Company assumes that the goods or services promised in the existing contract will be transferred to the customer to determine the transaction price. The Company believes the agreement will not be cancelled, renewed, or modified; therefore, the transaction price includes only those rights the Company has under the present contract. For example, suppose the Company agrees with a customer with an original term of one year and expects the customer to renew for a second year. In that case, the Company will determine the transaction price based on the initial one-year period. When choosing the transaction price, the Company first identifies the fixed consideration, including non-refundable upfront payment amounts.

To allocate the transaction price, the Company allocates an amount that best represents the consideration the entity expects to receive for transferring each promised good or service to the customer. To meet the allocation objective, the Company allocates the transaction price to each performance obligation identified in the contract on a relative, standalone selling price basis. In determining the standalone selling price, the Company uses the best evidence of the standalone selling price that the Company charges to similar customers in similar circumstances. The Company sometimes uses the adjusted market assessment approach to determine the standalone selling price. It evaluates the market in which it sells the goods or services and estimates the price customers would pay for those goods or services when sold separately.

The Company recognizes revenue when or as it transfers the promised goods or services in the contract. The Company considers the “transfers” of the promised goods or services to have occurred when the customer obtains control of the goods or services. The Company believes a customer “obtains control” of an asset when, or as, it can directly use and obtain substantially all the remaining benefits from the asset. The Company recognizes deferred revenue related to services it will deliver within one year as a current liability. The Company presents deferred revenue related to services that the Company will provide more than one year into the future as a non-current liability.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of Cash. The Company places its Cash with a major banking institution. The Company had cash balances exceeding the Federal Deposit Insurance Corporation limit as of June 30, 2025.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of loss with no best estimate; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability of pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment in accordance with FASB ASC 360, Property, Plant, and Equipment. Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that the Company may not be able to recover the carrying amounts. An impairment charge amount is recognized if and when the asset’s carrying value exceeds the fair value.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. This method calculates deferred tax assets and liabilities based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable each year.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions, commonly referred to as tax contingencies. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement.

The Company considers various factors when evaluating and estimating its tax positions and benefits, which may necessitate periodic adjustments and may not accurately predict actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision of income taxes in the consolidated statements of operations. The Management of the Company does not expect the total amount of unrecognized tax benefits to change significantly in the next 12 months.

F-12

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Website and Software Development Costs

According to ASC 985-20, Software development costs, including expenses incurred to develop software sold, leased, or otherwise marketed, are capitalized after establishing technological feasibility, if significant. The Company amortizes the capitalized software development costs using the straight-line amortization method over the estimated useful life of the application software. By December 2018, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it could produce and meet the design specifications of the Eva Platform and its various components. The Company estimates the useful life of the software to be three (3) years.

The Company includes certain Website and app purchases as part of these capitalized costs. The capitalization of website costs is a significant portion of the total assets. The Company capitalizes on significant expenses incurred during the application development stage for internal-use software. The Company does not believe that capitalizing software development costs is a material matter.

The Company accounts for website development costs in accordance with Accounting Standards Codification 350-50, “Website Development Costs” (ASC 350-50). The Company capitalizes on external website development costs (“website costs”), which primarily include:

●	third-party costs related to acquiring domains and developing applications,
●	as well as costs incurred to develop or acquire and customize code for web applications,
●	costs to develop HTML web pages or develop templates and
●	costs to create original graphics for the website, which included the design and layout of each page.

The Company also capitalizes on costs incurred for website application and infrastructure development; we account for such costs in accordance with ASC 350-50. The Company estimates the useful life of the Website to be three (3) years.

Share-based compensation to employees and non-employees

The Company applies ASC 718 guidance to account for share-based compensation for certain employees and non-employee individuals, including outsourced employees, non-employee directors, and consultants performing management functions, who are either employees or non-employees of the Company. The differences in accounting for share-based payment awards granted to employees versus non-employees relate to the measurement date and recognition requirements. The Company believes that an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship, as established in case law and currently outlined in the US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. The restricted securities require the owner to follow the US Securities and Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time the contract was signed. There is no vesting period for non-employee stock options.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. The fair value is the estimated price at which an asset can be sold, or a liability settled, in an orderly transaction to a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach utilizes estimated future cash flows or earnings, adjusted by a discount rate that reflects the time value of money and the risk of not achieving the cash flows, to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset, adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (the most reliable) to Level 3 (the least reliable). The Company uses these three levels to select inputs for valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. This is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit, based on the sales of comparable entities.	Level 3 is an unobservable input. It may include the Company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally generated financial forecast.

Basic and Diluted Income (Loss) per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. As of June 30, 2025, and 2024, the Company had 31,341,436 and 30,763,338 basic and dilutive shares issued and outstanding, respectively. Common stock equivalents were dilutive during the three months ending June 30, 2025, due to a net income of $1,995,694. As a result, common equivalent shares are included in the computation since their effect is dilutive. Common stock equivalents were dilutive during the three months ending June 30, 2024, due to a net income of $196,709.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-13

NOTE 3 – GOING CONCERN

As of June 30, 2025, the Company had an accumulated deficit of $23,848,880 and had not yet generated consistent, significant revenues to achieve a positive cash flow from operations sufficient to cover ongoing expenses. As a result, our independent auditors included an explanatory paragraph in their report on the audited financial statements for the fiscal years ended December 31, 2024, and 2023, expressing substantial doubt about the Company’s ability to continue as a going concern.

Our financial statements include additional disclosures outlining the factors contributing to this assessment. They do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities, which may be necessary if the Company is unable to continue operations.

Management has evaluated the Company’s ability to meet its obligations over the next twelve months by considering a range of factors, including general economic conditions, key industry indicators, operating performance, capital expenditures, future commitments, and overall liquidity. If the Company is unable to generate sufficient revenue by December 31, 2025, we will require additional capital through funding from existing or new investors, as well as adjustments to improve operational cash flow.

The accumulated deficit on June 30, 2025, and December 31, 2024, was $23,848,880 and $28,469,675, respectively.

During the six months ended June 30, 2025, and 2024, the Company incurred net income of $4,620,795 and a net loss of $163,652, respectively. The working capital surplus as of June 30, 2025, and December 31, 2024, was $6,078,645 and $1,560,391.

Since its inception, the Company has sustained recurring losses and negative cash flows from operations. As of June 30, 2025, and December 31, 2024, the Company had $261,079 and $76,356 in cash. The Company believes that future cash flows may not be sufficient to meet its debt obligations as they become due in the ordinary course of business for the foreseeable future. Prior to the quarter ended June 30, 2025, the Company had experienced negative cash flow from operations and the ongoing requirement for substantial additional capital investment to develop its Eva Platform. The Company must raise additional capital to achieve its growth plan over the next twelve to twenty-four months. The Company expects to obtain additional funding through private equity or public markets. However, there can be no assurance about the availability or terms, such as financing and capital, that might be available.

The Company’s ability to continue as a going concern may depend on the success of management’s plans. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary if the Company cannot continue as a going concern.

To the extent the Company’s operations need to be improved to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or try to raise capital through the sale of additional capital stock or the issuance of debt.

The Company intends to continue its efforts to enhance its revenue from its diversified portfolio of technological solutions, become cash flow positive, and raise funds through private placement offerings and debt financing as the Company increases its benefits beyond fiscal 2025.

F-14

NOTE 4 – CAPITALIZED WEBSITE AND SOFTWARE DEVELOPMENT COSTS

During the fiscal year ended June 30, 2025, and December 31, 2024, the estimated remaining weighted-average useful life of the Company’s capitalized software was three (3) years. The Company recognizes amortization expenses for capitalized software on a straight-line basis.

At June 30, 2025, and December 31, 2024, there was no gross or unamortized balance of capitalized software costs. As the software is fully amortized as of December 31, 2023, there is no estimated amortization expense in 2024 and beyond.

The Company has estimated aggregate amortization expenses for each of the five succeeding fiscal years, based on the estimated lifespan of the software asset of three (3) years.

NOTE 5 – FURNITURE & FIXTURES

Furniture and fixtures are stated at cost, net of accumulated depreciation. Costs include all expenditures directly attributable to the acquisition, including shipping, installation, and setup costs.

Depreciation Method:

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets.

Estimated Useful Lives:

Furniture and Fixtures: 5 to 7 years

Commencement of Depreciation:

Depreciation begins when the asset is placed into service and continues through the end of its estimated useful life or until it is disposed of or retired.

Review of Useful Lives and Residual Value:

The estimated useful lives and residual values of furniture and fixtures are reviewed at least annually. Adjustments are made prospectively if there are changes in the expected pattern of economic benefits.

Disposals and Retirements:

Upon disposal or retirement of furniture and fixtures, the asset cost and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is recognized in the statement of operations.

Impairment:

Furniture and fixtures are evaluated for impairment when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. An impairment loss is recognized if the asset’s carrying amount exceeds its estimated future cash flows.

The Company purchased furniture valued at $6,498 at the end of the fiscal year 2024. As the Company has not placed the furniture into service, there is no depreciation expense for the fiscal year ended December 31, 2024.

During the three months ended June 30, 2025, the Company purchased additional furniture with a cost of $7,581. As of June 30, 2025, the gross carrying amount of furniture was $14,079, with accumulated depreciation of $787, resulting in a net book value of $13,292.

F-15

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

As of September 28, 2021, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitling it to use the office and conference space as needed. The new lease is $229 per month, which is included in the general and administrative expenses. For the three months ending June 30, 2025, and 2024, the office’s rent payment was $1,374, respectively, and was included in the General and Administrative expenses.

Employment Agreement

The Company has entered into a formal employment agreement with its Chief Executive Officer, David Boulette. The CEO’s annual salary is $360,000 per annum. The Company accrues compensation payable to the CEO in Accounts Payable and accrued expenses. On May 31, 2025, the Company entered into an Employment Agreement with David Boulette, appointing him as Chief Executive Officer (CEO) of Eva Live Inc. Key terms of the agreement include: Mr. Boulette is entitled to receive an annual base salary of $552,000 (or $46,000 monthly), payable in accordance with the Company’s regular payroll schedule. Mr. Boulette is eligible for an annual performance bonus equivalent to 5% of the Company’s net profits before taxes, as determined by the Board of Directors based on the audited financial statements of the preceding fiscal year. Pursuant to the Executive Stock Options Plan dated May 31, 2025, Mr. Boulette was granted 20,000,000 stock options to acquire shares of the Company’s common stock at an exercise price of $0.10 per share. No options vest prior to January 1, 2026 (Cliff Vesting Date). 20% of the options (4,000,000 shares) will vest on January 1, 2026, with an additional 20% vesting on each of the following four anniversaries of the grant date (May 31, 2026 – May 31, 2029), subject to continued employment. Any unvested options are forfeited upon termination before the Cliff Vesting Date. In the event of a Change in Control, all unvested options become fully vested and exercisable. Mr. Boulette is entitled to participate in the Company’s employee benefit programs, including health insurance, retirement plans, and other executive benefits. The Company will reimburse all reasonable and documented business expenses incurred in the performance of his duties. The agreement includes indemnification provisions, as well as standard confidentiality and non-disclosure clauses. The fair value of the 20,000,000 stock options granted will be recognized as stock-based compensation expense over the vesting period, commencing from the grant date, using the straight-line method.

The Company calculated the grant-date fair value of the options using the Black-Scholes option pricing model in accordance with ASC 718. Due to limited trading history, the Company estimated expected volatility using a peer group of publicly traded advertising technology companies, including The Trade Desk (TTD), PubMatic (PUBM), and Magnite (MGNI), with observed historical volatilities ranging from approximately 58% to 127%. Based on this analysis, the Company used a peer-average volatility of 87%.

Additional assumptions included: a risk-free interest rate of 4.2%, an expected term of 10 years, and no expected dividend yield. The resulting grant-date fair value was approximately $1.96 per option, or $39.2 million in total, to be recognized on a straight-line basis over the vesting period beginning after January 1, 2026. As of June 30, 2025, no stock-based compensation expense was recognized due to the cliff vesting provision. No expense has been recognized for the quarter ended June 30, 2025, due to the cliff vesting condition.

On May 27, 2025, the Company entered into an Independent Director Agreement with Mr. Rizvan Jamal, appointing him as an independent member of the Board of Directors. Under the terms of the agreement, Mr. Jamal is entitled to receive annual cash compensation of $50,000, payable in equal quarterly instalments of $12,500, for his services as an independent director. The Company will reimburse Mr. Jamal for reasonable and documented out-of-pocket expenses incurred in connection with Board-related duties, including travel expenses. Mr. Jamal serves as an independent contractor, and the agreement does not establish an employer-employee relationship with the Company.

On June 2, 2025, the Company entered into an Independent Director Agreement with Mr. Ali Shadman, appointing him as an independent member of the Board of Directors. Under the terms of the agreement, Mr. Shadman is entitled to receive annual cash compensation of $50,000, payable in equal quarterly instalments of $12,500, for his services as an independent director. The Company will reimburse Mr. Shadman for reasonable and documented out-of-pocket expenses incurred in connection with Board-related duties, including travel expenses. Mr. Shadman serves in the capacity of an independent contractor, and no employer-employee relationship exists with the Company.

The agreements include confidentiality obligations and provide for the Company’s indemnification to the fullest extent permitted under applicable law and the Company’s governing documents. The Company intends to recognize $12,500 as director compensation expense related to Mr. Ali and Mr. Jamal, effective July 1, 2025.

Pending Litigation

Management is unaware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting the assets or affiliates of the Company.

NOTE 7 – RELATED PARTY TRANSACTIONS

Payroll Liabilities – Related Party

The payroll liabilities are all attributed to unpaid salaries of officers and related parties. As of June 30, 2025, and December 31, 2024, payroll liabilities related to parties were $2,311,060 and $2,126,562, respectively.

Accounts Payable and Accrued Liabilities – Related Party

Mr. Boulette, CEO of the Company, occasionally provides funding for the Company’s working capital. As of June 30, 2025, and December 31, 2024, the accounts payable related to parties were $0 and $0, respectively.

Media Traffic Purchase – Related Party

Hottest Media LLC (“Hottest”) is authorized to act as the Company’s agent in purchasing materials and services required to produce advertising on the Company’s behalf. For the three months ending June 30, 2025, and 2024, Hottest has been the sole entity that buys media for the company. Consequently, Hottest has a significant influence on the Company due to its position, relationship, involvement, transactions, or contractual arrangements. During the six months ended June 30, 2025, and 2024, the Company spent $2,476,546 and $3,627,830 on buying media traffic.

F-16

NOTE 8 – STOCKHOLDERS’ EQUITY

In February 2025, the Company announced a 4-to-1 reverse stock split effective February 11, 2025, as part of its strategy to uplist to a national securities exchange. The move aims to increase the company’s share price to meet national exchange listing requirements and attract institutional investors.

Under the reverse split, every four shares of outstanding common stock will be converted into one share. Shareholders entitled to fractional shares will receive one full share instead; no action is required from shareholders, as the changes will be automatically reflected in their accounts.

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.0001 per share, of which 31,342,285 are issued and outstanding as of June 30, 2025, reflecting the reverse split.

The Company has issued unregistered securities under exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

2024 Recent Sales of Unregistered Securities

In July 2024, the Company issued 25,000 shares to a consultant valued at $301,000.

In July 2024, the Company issued 187,500 shares to a consultant valued at $2,257,000.

In July 2024, the Company issued 25,000 shares to directors valued at $273,000.

In July 2024, the Company issued 250,000 shares to its CEO valued at $2,730,000.

In October 2024, the Company issued 30,000 shares to settle accounts payable valued at $156,000.

In October 2024, the Company issued 60,598 shares to settle certain convertible notes valued at $315,104.

2023 Recent Sales of Unregistered Securities

In November 2023, the Company issued 1,750,000 shares for services at the rate of $4.04 per share, based on the closing market price on November 16, 2023, to officers in lieu of services. David Boulette received 1,750,000 shares for employee services rendered to the Company.

In November 2023, the Company issued 50,000 shares for services at the rate of $4.04 per share, based on the closing market price on November 16, 2023, to directors in lieu of their services; Daryl Walser received 25,000 shares for services rendered to the Company as its Director; and Phil Aspin received 25,000 shares for services rendered to the Company as its Director.

In December 2023, the Company issued 1,250 units for net proceeds of $10,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

2022 Recent Sales of Unregistered Securities

In February 2022, the Company issued 70,000 units for net proceeds of $280,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

F-17

NOTE 8 – STOCKHOLDERS’ EQUITY (continued)

In June 2022, the Company issued 40,000 units for net proceeds of $160,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

In July 2022, the Company issued 22,500 units for net proceeds of $90,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

In July 2022, the Company issued 5,700 shares to consultants for services valued at $68,400.

In July 2022, the Company issued 125,000 shares to acquire AdFlare, valued at $1,500,000.

In August 2022, the Company issued 19,700 units for net proceeds of $78,800. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

In August 2022, the Company issued 556 shares to consultants for services valued at $6,672.

2021 Recent Sales of Unregistered Securities

In September 2021, the Company settled all outstanding debt with former CEO Terry Fields. The Company issued 133,334 shares valued at $1,066,668.

On September 3, 2021, the Company issued 2,500 shares to a consultant valued at $29,990.

From October to November 2021, the Company issued 787,500 shares to a consultant for services valued at $6,250,000.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged into EvaMedia Corp. (‘EvaMedia) by issuing 27,548,044 (110,192,177 pre-split) of its common stock.

On November 30, 2021, the Company issued 8,500 shares valued at $34,000.

NOTE 9 – WARRANT

In November 2021, the Company sold 8,500 units (common stock plus warrants) for financing valued at $34,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In February 2022, the Company sold 70,000 units (common stock plus warrants) for financing valued at $280,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In June 2022, the Company sold 400,000 units (common stock plus warrants) for financing valued at $1,600,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In July 2022, the Company sold 22,500 units (common stock plus warrants) for financing valued at $90,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In August 2022, the Company sold 19,700 units (common stock plus warrants) for financing valued at $78,800. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In December 2023, the Company sold 1,250 units (common stock plus warrants) for financing valued at $10,000. The Company sold the common stock at $8.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. The warrants are not exercised.

F-18

NOTE 10 – DEBT FINANCING

Convertible Notes

In April 2024, the Company secured financing of a $200,000 convertible note from an investor, with a purchase price of $170,000. As of the reporting date, $170,000 of this amount has been received. The note carries a term of three months and accrues interest at a rate of 12.50%. This financial arrangement provides the company with additional capital to support ongoing and future operations. In October 2024, the Company issued 40,465 shares valued at $5.20 to settle a $200,000 convertible note and all accrued interest associated with the note.

In May 2024, the Company secured financing of a $100,000 convertible note from an investor, with a purchase price of $70,000. As of the reporting date, $70,000 of this amount has been received. The note carries a term of three months and accrues interest at a rate of 12.50%. This financial arrangement provides the company with additional capital to support ongoing and future operations. In October 2024, the Company issued 20,133 shares valued at $5.20 to settle a $100,000 convertible note and all accrued interest associated with the note.

As of March 31, 2025, the Company entered into a promissory note agreement with Boot Capital LLC (the “Lender”) for an original principal amount of $113,455 (the “Boot Note”). The Company received gross proceeds of $100,000.00 after deducting an original issue discount (“OID”) of $13,455. The Note bears interest at a fixed rate of 12% per annum, with a minimum monthly payment obligation of $12,707.

As of May 31, 2025, the Company entered into a promissory note agreement with 1800 Diagonal Lending LLC (the “Lender”) for an original principal amount of $272,255 (the “Diagonal Note”). The Company received gross proceeds of $200,000.00 after deducting an original issue discount (“OID”) of $33,255 and paying $14,000 in fees and expenses. The Note bears interest at a fixed rate of 12% per annum, with a minimum monthly payment obligation of $30,643.

The Notes mature ten (10) months from the issuance date and are payable in ten (10) monthly instalments of $26,198 each, commencing thirty (30) days after issuance. The Company may prepay the Note without penalty, subject to certain discounts if the prepayment is made within specified periods. In the event of default, the outstanding balance of principal and interest may be increased by 150%, and the Lender has the option to convert the Note into shares of the Company’s common stock at a conversion price equal to a 35% discount to the lowest closing bid price of the Company’s common stock during the ten (10) trading days prior to conversion.

As of June 30, 2025, the Company received $325,000 in proceeds under the Note(s), with $14,000 in financing costs and an original issuance discount of $46,710. The total outstanding balance as of June 30, 2025, was $289,963.

Term Loans

In June 2024, the Company secured financing of a $500,000 note from an investor. As of the reporting date, $500,000 of this amount has been received. The note carries a term of thirty-three months and accrues interest at a rate of 6.00%. The Company paid back $100,000 in August 2024 and $100,000 in January 2025; as a result, the current outstanding principal balance is $300,000.

This financial arrangement provides the company with additional capital to support ongoing and future operations.

NOTE 11 – OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 12 – SUBSEQUENT EVENTS

On July 11, 2025, the Company filed a Form S-1 registration statement with the U.S. Securities and Exchange Commission (“SEC”) (File No. 333-288626) to register the offering of its common stock. The registration statement was filed to enable the Company to raise additional capital for growth initiatives, working capital, and general corporate purposes.

The S-1 filing represents a significant step in the Company’s capital markets strategy, with the potential for a public offering of securities upon SEC effectiveness. As of the filing date of this Form 10-Q, the S-1 has not yet been declared effective by the SEC, and no securities have been issued or sold under the registration statement.

Management evaluated all other subsequent events through the date these financial statements were issued and concluded that there were no other events requiring adjustment to or disclosure in the condensed consolidated financial statements.

F-19

EVA LIVE INC.

FINANCIAL STATEMENTS

As of

DECEMBER 31, 2024

Together with

Report of Independent Registered Public Accounting Firm

EVA LIVE INC.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Eva Live Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Eva Live, Inc. (the ‘Company’) as of December 31, 2024, and 2023, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for each of the two years ended December 31, 2024, and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for each of the two years ended December 31, 2024, and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $(28,469,675). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Going Concern Uncertainty

As described in Note 3 to the consolidated financial statements, the Company has significant operating losses and a working capital deficiency. The ability of the Company to continue as a going concern is dependent on obtaining additional working capital funding from the sale of equity and/or debt securities to execute its plans and continue operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The procedures performed to address the matter included.

●	We inquired of executive officers, and key members of management, of the Company regarding factors that would have an impact on the Company’s ability to continue as a going concern,
●	We evaluated management’s plan for addressing the adverse effects of the conditions identified, including assessing the reasonableness of forecasted information and underlying assumptions by comparing to actual results of prior periods and actual results achieved to date, and utilizing our knowledge of the entity, its business and management in considering liquidity needs and the Company’s ability to generate sufficient cash flow,
●	We assessed the possibility of raising additional debt or credit through confirmation with related and third parties of the details of arrangements to provide or maintain financial supports.
●	Inquiry of the Company’s legal counsel about litigation, claims, and assessments.
●	We evaluated the completeness and accuracy of disclosures in the consolidated financial statements.
●	We evaluated management’s judgements and assumptions used to assess the Company’s ability to continue as a going concern

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

May 15, 2025

F-22

EVA LIVE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024 (Audited)	December 31, 2023 (Audited)
		Restated
Assets:
Current assets
Cash	$76,356	$472,509
Accounts receivable, net of allowance for doubtful accounts of $1,379,519 and $1,216,204, respectively	4,023,578	1,003,613
Other assets	269	269
Total current assets	$4,100,203	$1,476,391
Furniture, fixtures, and equipment	6,498	-
Total assets	$4,106,701	$1,476,391
Liabilities and stockholders’ equity (deficit):
Accounts payable and accrued liabilities	2,126,562	1,910,628
Accounts payable related party	-	68,209
Deferred revenue	-	150,000
Notes payable	400,000	-
Accrued interest	13,250	-
Total current liabilities	$2,539,812	$2,128,837
Total liabilities	$2,539,812	$2,128,837
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Common stock, par value $0.0001, 300,000,000 shares authorized; 31,342,285 and 30,763,087 shares issued and outstanding, as of December 31, 2024, and December 31, 2023, respectively	3,134	3,077
Additional paid-in capital	30,033,430	24,060,884
Accumulated deficit	(28,469,675)	(24,716,407)
Total stockholders’ equity (deficit)	$1,566,889	$(652,446)
Total liabilities and stockholders’ deficit:	$4,106,701	$1,476,391

The accompanying notes are an integral part of these consolidated financial statements.

F-23

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31, 2024 (Audited)	December 31, 2023 (Audited)
		Restated
Sales	9,330,971	5,096,543
Total Revenue	$9,330,971	$5,096,543
Operating expenses
General and administrative	7,484,914	8,678,441
Media traffic purchase, related party	5,570,972	2,834,723
Amortization and depreciation	-	193,498
Total operating expenses	$13,055,886	$11,706,662
Operating income (loss)	(3,724,915)	(6,610,119)
Other income (expense):
Other expense	(28,353)	-
Total other income (expense)	$(28,353)	$-
Income (loss) before provision for income taxes	$(3,753,268)	$(6,610,119)
Provision (benefit) for income taxes	-	-
Net income (loss)	$(3,753,268)	$(6,610,119)
Net loss per common share, basic and diluted	(0.12)	(0.23)
Weighted average number of common shares outstanding basic and diluted	31,019,544	29,183,800

The accompanying notes are an integral part of these consolidated financial statements.

F-24

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit

Balance - December 31, 2022	28,961,837	$2,897	$16,738,031	$(18,106,288)	$1,365,360

Share Issuance for services valued at $4.04 per share	1,800,000	180	7,271,280	-	7,272,000
Shares issued for cash valued at $8.16	1,250	-	10,201	-	10,201
PPP loan forgiveness	-	-	40,832	-	40,832
Net loss	-	-	-	(6,610,119)	(6,610,119)
Balance - December 31, 2023	30,763,087	$3,077	$24,060,884	$(24,716,407)	$(652,446)
Shares issued for services valued at $12.04	212,500	21	2,558,415	-	2,558,500
Shares issued for services valued at $10.92	275,000	28	3,002,890	-	3,003,000
Shares issued for payable valued at $5.20	30,000	3	155,988	-	156,000
Shares issued for note settlement valued at $5.20	60,597	6	315,080	-	315,104
Original issue discount for note(s)	-	-	(60,001)	-	(60,001)
Reverse split adjustment	1,101	(1)	1	-	-
Net loss	-	-	-	(3,753,268)	(3,753,268)
Balance - December 31, 2024	31,342,285	$3,134	$30,033,430	$(28,469,675)	$1,566,889

The accompanying notes are an integral part of these consolidated financial statements.

F-25

EVA LIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2024 (Audited)	December 31, 2023 (Audited)
		Restated
Cash Flows from operating activities:
Net loss	$(3,753,268)	$(6,610,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	-	193,497
Common stock issued for services	5,561,500	7,272,000
Changes in operating assets and liabilities:
Accounts receivable	(3,019,965)	(819,862)
Other current assets	-	1,136
Deferred revenue	(150,000)	150,000
Accounts payable and accrued expenses	215,934	374,921
Accounts payable - related party	(68,209)	(137,771)
Accrued interest	13,250	-
Accounts payable settled with common stock	156,000	-
OID	(60,001)	-
Net Cash used in operating activities	$(1,104,759)	$423,802
Cash flow from investing activities:
Fixed asset, net	(6,498)	-
Net Cash Provided by Investing Activities	$(6,498)	$-
Net Cash provided by financing activities:
Common stock issued for cash	-	10,201
Notes payable	400,000	-
Note settlement	315,104	-
Net Cash Provided by financing activities	$715,104	$10,201
Net change in Cash and cash equivalents for the year	(396,153)	434,003
Cash and cash equivalents at the beginning of the year	472,509	38,506
Cash and cash equivalents at the end of the year	$76,356	$472,509
Non-cash investing and financing activities:
Common stock issued for note settlement	$315,104	$-
Common stock issued for payable	$156,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-26

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

NATURE OF OPERATIONS

Background

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industry.

The Company’s year-end is December 31.

Current Operations

We execute our business through Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

From September 28, 2021, the Company operates at the junction of digital marketing and media monetization. We enable market awareness of companies and brands by providing best-in-class digital marketing and monetization services on the Internet. Our typical customers are advertising agencies (classified under SIC7319) and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Most of our customers are from North America, mainly the US and Canada. For the fiscal year ending December 31, 2024, we had six (6) customers, primarily from North America, compared to seven (7) customers for the fiscal year ending December 31, 2023. The top three customers represent 85% and 93% of revenue for the fiscal year ending December 31, 2024, and 2023. Our company’s financial health is highly dependent on these top customers. If any of them were to significantly reduce their spending or cease doing business with your company, it could have a major impact on your revenue and overall financial health. These clients utilize our platform to advertise with media outlets and participate in media buying services, including acquiring online traffic through the Eva Platform. We also deal with businesses (as described under NAICS 541810) that utilize our in-house digital marketing capabilities, including advice, creative services, account management, production of advertising material, media planning, and buying (i.e., placing advertising).

In November 2020, the Company completed the development of the Eva XML Platform, where the Platform buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. The Eva XML Platform creates thousands of ads with the push of a button. The Eva XML Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. We intend to offer media companies and advertising agencies a standard for conducting business acceptable to both parties based on such terms and conditions. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

We sign the Interactive Advertising Bureau (IAB) and the American Association of Advertising Agencies (4As) standard terms and conditions for internet advertising for media buys one year or less. We execute an Insertion Order (IO) with our customers, a formal, contractual document used in advertising. It outlines the specifics of an advertising campaign a client has agreed to run with an advertising sales agency or a publisher. It serves as a purchase order but for media space or time slots, and its primary function is to specify the obligations of all parties involved. We comply with the IO, including all Ad placement restrictions, and provide Ads to the Site specified on the IO when an Internet user visits such a Site. We sent the initial invoice upon completion of the first month’s delivery or within 30 days of completion of the IO, whichever is earlier. Our customers will make payment 30 days from receipt of the invoice or as otherwise stated in a payment schedule set forth on the IO. We hold customers liable for payments solely to the extent proceeds have cleared from Advertiser to Agency for Ads placed following the IO. We provide reports at least as often as weekly, either electronically or in writing, unless otherwise specified on the IO. Our customers may cancel the entire IO, or any portion thereof, as follows:

●	With 14 days prior written notice to us, without penalty, for any guaranteed Deliverable, including, but not limited to, CPM (cost per thousand impressions) Deliverables.
●	With seven (7) days prior written notice to us, without penalty, for any non-guaranteed Deliverable, including, but not limited to, CPC (cost per clicks) Deliverables, CPL (cost per leads) Deliverables, or CPA (cost per acquisition) Deliverables, as well as some non-guaranteed CPM Deliverables.
●	With 30 days prior written notice to us, without penalty, for any flat fee-based or fixed-placement Deliverables.
●	Either party may terminate an IO at any time if the other party is in material breach of its obligations hereunder, which breach is not cured within ten days after receipt of written notice thereof from the non-breaching party.

F-27

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Our contract includes other standard terms and conditions, including but not limited to – force majeure, indemnification, limitation of liability, non-disclosure, data usage and ownership, privacy and laws, third-party ad serving and tracking (applicable if third-party ad server is used), and other legally binding clauses.

We execute our business through Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create awareness and direct response campaigns with a fixed conversion point.

The Company also owns the Eva XML Platform, which buys traffic from various sources and sells that traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds. The Eval XML Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook. It allows thousands of ads to be created with the push of a button. The Eva XML Platform manages the spending depending on the performance of keywords in the ad campaign to maximize the arbitrage revenue.

Russia – Ukraine Conflict

The geopolitical situation in Eastern Europe intensified on February 24, 2022, with Russia’s invasion of Ukraine. The war between the two countries continues to evolve as military activity continues. The United States and certain European countries have imposed additional sanctions on Russia and specific individuals. The Company has no operation exposure in the region affected by war. As of the date of this report, there has been no disruption in our operations.

AdFlare Acquisition

In a related party transaction, on July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 125,000 shares of the Company’s restricted common stock valued at $1,500,000 using the discounted cash flow methodology. Mr. Phil Aspin, co-founder of AdFlare, has been a member of the Company’s Board of Directors since September 28, 2021. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

F-28

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

AdFlare, a wholly-owned subsidiary of the Company, is a leader in the specialized field of “Header Bidding,” with a deep contextual understanding of an array of ad technologies spanning search, display, and video across mobile and desktop, providing solutions to help all publishers drive revenue. Header bidding, also known as advance or pre-bidding, is a technology wherein publishers simultaneously offer their inventory to multiple ad exchanges, advertisers, and agencies. The idea is that by letting various buyers bid on the same inventory at the same time, in real-time, there’s more competition driving up the auction pressure and a chance to serve each impression at a higher Cost Per Mille rate (“CPM rate”), meaning capturing additional revenue. AdFlare has a track record of delivering over 1 billion ad impressions a month and increasing Google AdX over Google AdSense CPM by over 30%, with an average fill rate of 99.9% in the US market.

The table below represents the Goodwill recorded based on management’s preliminary assessment of the Acquisition Date fair value of the assets acquired and liabilities assumed:

Description	Book Value, $
Consideration or purchase price	1,500,000
Total net assets of AdFlare	-
Goodwill recorded	$1,500,000

Consolidation of EvaMedia income statement from the Acquisition Date to December 31, 2022:

Description	Value, $
Sales	-
Operating expenses
Professional fees	-
General and administrative	-
Media traffic purchase	-
Goodwill impairment	1,500,000
Net loss	1,500,000

Rounding Error

Due to rounding, numbers presented in the financial statements for the period ending December 31, 2024, and 2023, and throughout the report, may not add up precisely to the totals provided, and percentages may not reflect the absolute figures.

F-29

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Reverse Capitalization

On September 28, 2021 (the ‘Acquisition Date’), the Company merged into EvaMedia Corp. (‘EvaMedia). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 27,548,044 (110,192,177 pre-split) shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 27,792,381 (111,169,525 pre-split) shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Darly Walser. Terry Fields remained the only board member of the company.

We determine EvaMedia an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size measured in assets and revenues is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

After the SEC’s order on BF Borgers CPA in May 2024, the Company reevaluated the significant transaction as reverse capitalization instead of a reverse acquisition. On September 28, 2021 (the ‘Acquisition Date’), the Company entered a reverse capitalization transaction (Acquisition) with EvaMedia Corp. (EvaMedia). As per SEC 7050 – Reverse Mergers, A reverse recapitalization is a transaction in which a shell company (as defined in Exchange Act Rule 12b-2) issues its equity interests to effect the acquisition of an operating company. Reverse recapitalization is accounted for as a capital transaction equivalent to the operating company (i.e., the accounting acquirer, EvaMedia) issuing its equity for the net assets of the shell company (the Company), followed by recapitalization. A reverse recapitalization is not accounted for as a business combination because the shell company is not a business. Since reverse recapitalization is not accounted for as a business combination, no goodwill would be recorded because of the reverse recapitalization transaction. Therefore, we have eliminated goodwill of $2,010,606 as of December 31, 2024. Rather, any excess of the fair value of the shares issued by the operating company over the value of the net monetary assets of the shell company is recognized as a reduction to equity. In a reverse recapitalization, the legal acquirer/issuer is a shell company, the Company.

F-30

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation and Principles of Consolidation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes represent the Company’s management, which is responsible for its integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects. We have applied them consistently in preparing the accompanying financial statements.

Financial Statement Preparation and Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include Cash on hand, deposits at banking institutions, and all highly liquid short-term investments with original maturities of 90 days or less. The Company had a cash balance of $76,356 and $472,509 as of December 31, 2024, and 2023.

Accounts Receivable

Accounts Receivable primarily represent the amount due from six (6) customers. In some cases, the customer receivables are due immediately on demand; however, in most cases, the Company offers net 30 terms or n/30 or net 60 terms or n/60, where the payment is due in full 30 or 60 days after the invoice’s date. The Company bases the allowance for doubtful accounts on its assessment of the collectability of customer accounts. The Company regularly reviews the allowance by considering historical experience, credit quality, the accounts receivable balances’ age, and economic conditions that may affect a customer’s ability to pay and expected default frequency rates. Trade receivables are written off at the point when they are considered uncollectible.

On December 31, 2024, and 2023, management determined that the allowance for doubtful accounts was $1,379,519 and $1,216,204, respectively. The fiscal year’s bad debt expense ended December 31, 2024, and 2023 was $25,928 and $753,475, respectively.

Office Lease

Effective May 21, 2020, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitled the Company to use the office and conference space on a need-only basis. The new lease is $229 per month, included in the General and Administrative expenses. For the fiscal year ended December 31, 2024, and 2023, the office’s rent payment was $2,748 and $2,748, included in the General and administrative expenses.

F-31

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Our typical customers are advertising agencies classified under SIC7319 and businesses in various industries seeking to market their products and services using our platform, including media companies, financial institutions, and other retail entities. Our customers advertise with the media but perform no creative services (media buying services such as online traffic from Eva Live). We also deal with businesses (as described under NAICS 541810) organized to provide a full range of services (i.e., through in-house capabilities or subcontracting), including advice, creative services, account management, production of advertising material, media planning, and buying (i.e. placing advertising).

The Company earns revenues from advertisers by signing purchase or insertion orders based on Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less, Version 3.0, as defined in 4’s/IAB. Such terms and conditions offer media companies and advertising agencies an acceptable standard for conducting business for both parties. When incorporated into an insertion order, this protocol represents the Company and its customers’ shared understanding of doing business. The Company may also sign additional documents to cover sponsorships and other arrangements involving content association, integration, and special production. The Company considers an insertion order with its customers, a binding contract with the customer, or other similar documentation reflecting the terms and conditions under which it provides products or services. As a result, the Company considers the insertion order persuasive evidence of an arrangement. Each insertion is specific to the customer, defines each party’s fee schedule, duties, and responsibilities, and is governed by 4’s/IAB Version 3.0 for renewal and termination terms, confidentiality agreement, dispute resolution, and other clauses necessary for such contract.

The Company adopted ASU 2014-09 Revenue for insertion/purchase orders, or contract(s) (from now on known as ‘contracts’) received from customers.

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services as per the contract with the customer. As a result, the Company accounts for revenue contracts with customers by applying the requirements of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606), which includes the following steps:

●	Identify the contract(s) and subsequent amendments with the customer.
●	Identify all the performance obligations in the contract and subsequent amendments.
●	Determine the transaction price for completing performance obligations.
●	Allocate the transaction price to the performance obligations in the contract.
●	Recognize the revenue when, or as, the Company satisfies a performance obligation.

The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2018. The Company presents results for reporting periods beginning after January 1, 2018, under ASC 606, while prior period amounts are reported following legacy GAAP. In addition to the above guidelines, the Company also considers implementation guidance on warranties, customer options, licensing, and other topics. The Company considers revenue collectability, methods for measuring progress toward complete satisfaction of a performance obligation, warranties, customer options for additional goods or services, non-refundable upfront fees, licensing, customer acceptance, and other relevant categories.

The Company accounts for a contract when the Company and the customer (‘parties’) have approved the contract and are committed to performing their respective obligations, where each party can identify their rights, obligations, and payment terms; the contract has commercial substance. The Company will probably collect all of the consideration substantially. Revenue is recognized when performance obligations are satisfied by transferring control of the promised service to a customer. The Company fixes the transaction price for goods and services at contract inception. The Company’s standard payment terms are generally net 30 days and, in some cases, due upon receipt of the invoice.

The Company considers contract modification as a change in the scope or price (or both) of a contract that the parties approve. The parties describe contract modification as a change order, a variation, or an amendment. A contract modification exists when the parties to the contract approve a modification that either creates new or changes the existing enforceable rights and obligations of the parties to the contract. The Company assumes a contract modification when approved in writing, by oral agreement or implied by the customary business practice of the customer. If the parties to the contract have not agreed on a contract modification, the Company continues to apply the guidance to the existing contract until the contract modification is approved. The Company recognizes contract modification in various forms – including but not limited to partial termination, an extension of the contract term with a corresponding price increase, adding new goods and services to the contract, with or without a corresponding price change, and reducing the contract price without a change in goods or services promised.

F-32

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition Policy

We generate revenues as a principal-based or an agency-based service provider.

Under the principal-based model, the Company takes a principal position in the contract. The Company uses its platform to buy media (advertising inventory) directly from the media sellers. The Company repackages the advertising inventory for sale to Clients. The Company also performs other advertising and branding work for the Client – such as developing landing pages, websites, widget designs, banner designs, etc. The Company receives the Ad Spend or a marketing budget from the Client to perform such services. In some instances, these services are performed on a non-disclosure basis, meaning the Client does not know what the Company paid for the media space, time, or development. The Company recognizes the total Ad Spend of the Client as its revenue.

Under the agency-based model, the Company acts as an agent of the Client and negotiates deals with media sellers. The Client is responsible for paying the media sellers directly or for paying the Company, which then pays the media sellers on behalf of the Client. Under the agency-based model, the Company earns revenue by charging Clients a platform fee based on a percentage of a Client’s total spend (Ad Spend) on the purchase of the advertising from the Advertising Inventory Supplier (seller). We keep a percentage of that advertising spend as a fee and remit the remainder to the seller. The Company does not have any leverage to control the cost of seller inventory before the purchase by the Client. The platform fee we intend to charge Clients is a percentage of their purchases through our platform, similar to a commission, and the platform fee is not contingent on the results of an advertising campaign.

We recognize revenue upon fulfilling our contractual obligations with a completed transaction, subject to satisfying all other revenue recognition criteria.

Revenue Recognition

We generate revenue from Clients who enter into legally binding agreements with us to use our Eva Demand Side Platform (EVA DSP) and other digital marketing software platforms. We use the following criteria to determine revenue recognition through the following steps:

●	Identification of a legally binding contract with a customer and contract approval by all parties;
●	Identification of the performance obligations and rights regarding the goods or services in the contract;
●	Determination of the transaction price and payment terms;
●	Allocation of the transaction price to the performance obligations in the contract;
●	Recognition of revenue when or as the performance obligations are satisfied; and
●	Collectability of substantially all of the considerations is probable.

We keep agreements with each Client and seller in the form of insertion orders or MSAs, which set out the terms and conditions of the relationship and give access to our platform. Our performance obligation is to provide the use of our platform to Clients to build ad campaigns and select the advertising inventory, data, and other add-on features.

From time to time, the Company will judge if it acts as the principal or agent. As a result, the Company will decide to report revenue on a gross (Ad Spend) basis when acting as a principal for the amount spent on the platform or a net basis for the platform fees charged to the Client when acting as the agent. The Company considers the following guidelines to determine if the Company is acting as a Principal or an Agent to complete its performance obligation:

GAAP Consideration	Principal-Based	Agency-Based
Is another party responsible for fulfilling the contract?	No	Yes
Who owns the advertising inventory?	Company	Media Seller/Client
Who has the discretion in establishing prices for the other advertising inventory?	The Company, as it owns advertising inventory and other branding collateral to resell it to the Client.	Media Seller
The Company’s consideration is in the form of a commission.	No	Yes
Is the Company exposed to credit risk for the amount receivable/Ad Spend from the Client customer in exchange for the other party’s goods or services?	Yes, the Company carries the risk for the amount equal to the Ad Spend and is responsible for paying the media seller.	No, the Client pays the media seller directly, or the Client pays the Company, which pays the media seller. All fully disclosed.

We intend to disaggregate revenue into categories to provide useful information to the users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows. As our customer base expands or we start licensing our platform to third parties or our customers, we intend to divide our revenues into two categories:

a)	Campaign Revenues: Revenues derived from the principal-based model.

b)	Subscription Revenues: Revenues sourced from the agency-based model.

At present, we derive all revenues from the principal-based model.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

For all its goods and services, at contract inception, the Company assesses the solutions or services, or bundles of solutions and services, obligated in the contract with a customer to identify each performance obligation within the contract and then evaluate whether the performance obligations are capable of being distinct and distinct within the context of the contract. Solutions and services that are not capable of being distinct and distinct within the context of the agreement are combined and treated as a single performance obligation in determining the allocation and recognition of revenue. For multi-element transactions, the Company allocates the transaction price to each performance obligation on a relative standalone selling price basis. The Company determines the standalone selling price for each item at the transaction’s inception involving these multiple elements.

Performance Obligation	Types of Deliverables	When Performance Obligation is Typically Satisfied
Insertion Order for Online Advertising	The Company sets up the advertising campaign on Eva’s demand-side Platform. It specifies types of ads (banner, search, video, etc.), place of the campaign (Website, mobile, or ad networks), and target of the ads (demographics, interests, etc.).	The Company recognizes the consulting revenues when the customer receives services over the length of the contract. If the customer pays the Company in advance for these services, the Company records such payment as deferred revenue until the Company completes the services.

The Company assumes that the goods or services promised in the existing contract will be transferred to the customer to determine the transaction price. The Company believes the agreement will not be canceled, renewed, or modified; therefore, the transaction price includes only those the Company has rights to under the present contract. For example, suppose the Company agrees with a customer with an original term of one year and expects the customer to renew for a second year. In that case, the Company will determine the transaction price based on the initial one-year period. When choosing the transaction price, the Company first identifies the fixed consideration, including non-refundable upfront payment amounts.

To allocate the transaction price, the Company allocates an amount that best represents the consideration the entity expects to receive for transferring each promised good or service to the customer. To meet the allocation objective, the Company allocates the transaction price to each performance obligation identified in the contract on a relative standalone selling price basis. In determining the standalone selling price, the Company uses the best evidence of the standalone selling price that the Company charges to similar customers in similar circumstances. The Company sometimes uses the adjusted market assessment approach to determine the standalone selling price. It evaluates the market in which it sells the goods or services and estimates the price customers would pay for those goods or services when sold separately.

The Company recognizes revenue when or as it transfers the promised goods or services in the contract. The Company considers the “transfers” of the promised goods or services when the customer obtains control of the goods or services. The Company believes a customer “obtains control” of an asset when, or as, it can directly use and obtain all the remaining benefits from the asset substantially. The Company recognizes deferred revenue related to services it will deliver within one year as a current liability. The Company presents deferred revenue related to services that the Company will provide more than one year into the future as a non-current liability.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of Cash. The Company places its Cash with a major banking institution. The Company did not have cash balances over the Federal Deposit Insurance Corporation limit on December 31, 2024.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Legal Proceedings

The Company discloses a loss contingency if at least there is a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to pending legal proceedings when the loss is considered probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of losses with no best estimate; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability of pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. Long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that the Company may not recover the carrying amounts. An impairment charge amount is recognized if and when the asset’s carrying value exceeds the fair value.

On July 13, 2022, the Company entered into a Share Exchange Agreement (“AdFlare SEA”) with AdFlare Limited, a company duly formed under the laws of Ireland (Reg. Number: 714192) (“AdFlare”), and the shareholders of AdFlare, Phil Aspin, an individual and Stephen Adds, an individual (collectively, the “Shareholders”) whereby the Company acquired One Hundred (100%) percent of the issued and outstanding shares of AdFlare in exchange for 125,000 shares of the Company’s restricted common stock valued at $1,500,000. The Company carried out the Goodwill Impairment Analysis as of December 31, 2022, where the carrying value of the Goodwill as of December 31, 2022, is $1,500,000. The fair market value of the implied Goodwill is approximately $0, which is less than the carrying value, and thus, the impairment as of December 31, 2022, is $1,500,000.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. This method calculates deferred tax assets and liabilities based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable yearly.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement.

The Company considers many factors when evaluating and estimating its tax positions and benefits, which may require periodic adjustments and may not accurately forecast actual outcomes. The Company includes interest and penalties related to tax contingencies in the provision of income taxes in the consolidated statements of operations. The Company’s management does not expect the total amount of unrecognized tax benefits to change significantly in the next 12 months.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Website and Software Development Costs

By ASC 985-20, Software development costs, including costs to develop software sold, leased, or otherwise marketed, are capitalized after establishing technological feasibility, if significant. The Company amortizes the Capitalized software development costs using the straight-line amortization method over the estimated useful life of the application software. For an arrangement to be considered a software lease (as opposed to a service contract), our Eva Platform meets both of the following criteria:

a)	The customer has the contractual right to take possession of the software at any time during the hosting period without incurring a significant penalty.

b)	It is feasible for the customer to either operate the software on its hardware or contract with another party (unrelated to the vendor) to host the software.

By December 2018, the Company completed the activities (planning, designing, coding, and testing) necessary to establish that it could produce and meet the design specifications of the Eva Platform and its various components. The Company estimates the useful life of the software to be three (3) years.

The Company includes certain Website and app purchases as part of these capitalized costs. The capitalization of website costs is a significant portion of the total assets. The Company capitalizes on significant expenses incurred during the application development stage for internal-use software. The Company does not believe that capitalizing software development costs is material.

The Company accounts for website development costs following Accounting Standards Codification 350-50 “Website Development Costs” (ASC 350-50). The Company capitalizes on external website development costs (“website costs”), which primarily include:

●	third-party costs related to acquiring domains and developing applications,
●	as well as costs incurred to develop or acquire and customize code for web applications,
●	costs to develop HTML web pages or develop templates and
●	costs to create original graphics for the Website that included the design or layout of each page.

The Company also capitalizes on costs incurred in website application and infrastructure development; we account for such costs following ASC 350-50. The Company estimates the useful life of the Website to be three (3) years.

The Company completed the development of the Eva Platform to sell, lease, or otherwise market the software externally. Eva Platform buys traffic from various sources and sells traffic to landing pages that display advertising via XML feeds. A price discrepancy exists between buying traffic on display and native platforms for specific keywords in an ad campaign and the XML search feeds.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

After the Company completed the technological feasibility of the Eva Platform, the Company capitalized a net cost of $792,500. The R&D expense is estimated at $47,500 per the Company’s certification provided by David Boulette, CEO. The life of the Eva/XML platform is estimated to be three years or 36 months.

The Eva Platform manages the entire ad buying/selling process by integrating into Google, Microsoft, Taboola, Revcontent, Gemini, and Facebook and allows thousands of ads to be created with a push of a button. The Eva Platform manages the money spent depending on keywords’ performance in the ad campaign to maximize the arbitrage revenue.

Eva Platform can function as standalone software or be sold or embedded in the Eva Platform, which the Company can lease to customers. The Company intends to sell, license, and market the Eva Platform to customers, where customers will have direct access to the software. The Company plans to install the Eva Platform on the customer’s hardware. Since the Eva Platform is fully automated, the customers can use the platform ‘as is’ without compromising the ability to use software or limiting value or utility. The Company provides both customer and technical support as part of the lease. The marginal cost of the download is insignificant.

Techno-economic feasibility Studies of the Eva Platform aimed to determine the project’s technical feasibility and financial viability, assess the risks associated with its development, and list activities and related costs.

From February 1, 2020, to March 15, 2020, David Boulette started the initial research and techno-feasibility into creating an XML Arbitrage Management Program branded as Eva XML Platform.

Under ASC 985-20 guidance, the Company had expensed the costs incurred to establish the technological feasibility of the Eva Platform as research and development (R&D) when incurred during November 2020. The R&D expense is estimated to be $47,500. The Company has calculated hourly at $75 per hour, based on the average software developer making $98,000 (75th percentile, Exhibit II) to $360,000 (David Boulette’s salary). For each task conducted in techno-economic feasibility, the Company calculated that David Boulette performed the work of two software developers.

The R&D expense breakdown is based on the hours spent, the complexity of work, and the expertise required of individuals and entities with relevant software and project management experience at a fair market value.

By ASC 985-20, the Company considers the remaining $792,500 as Eva Platform software development costs (“Development Cost”), including costs to develop software sold, leased, or otherwise marketed incurred after establishing technological feasibility.

From March 2020 to April 2020, the Company developed a comprehensive database, a graphic user interface, application programming interface layers (APIs), and microservice frames for each network integration. From April 2020 to October 2002, the Company began testing, adjusting, and integrating the platform with big data and ad service providers such as Google, Bing, Facebook, and Taboola. In November 2020, the Company began running end–to–end system performance tests with live test campaigns.

The Company has capitalized the ‘Development Cost’ with similar costs as Website and App Purchases and Eva Live website development costs, collectively known as the Eva Platform. The Eva Platform can be leased as a standalone module or embedded in the Eva Platform. The Eva Platform is an automated and intelligent advertiser campaign management platform (Eva Platform’). The platform enables advertisers to buy advertising space on several digital channels to reach their desired audience effectively.

The Company sells, licenses, and markets the Eva Platform to customers, where customers will have direct access to the software. As the Company leased the Eva XML platform in December 2020, the Company began the amortization of the capitalized costs and reported the costs at the net realizable value.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based compensation to employees and non-employees

The Company uses ASC 718 guidance to apply share-based compensation accounting to certain employees and non-employee individuals, such as outsourced employees, non-employee directors, and consultants performing management functions, are employees or non-employees. The differences in the accounting for share-based payment awards granted to an employee versus a non-employee relate to the measurement date and recognition requirements. The Company believes an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship based on common law, as illustrated in case law and currently under US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. The restricted securities require the owner to follow the US Securities Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time of the contract. There is no vesting period for non-employees.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at a fair value. Fair value is the estimated price at which an asset can be sold or a liability settled in an orderly transaction with a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs for valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. This is the most reliable evidence of fair value and is used whenever this information is available.	Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable entities’ sales.	Level 3 is an unobservable input. It may include the Company’s data, adjusted for other reasonably available information. Examples of a Level 3 input are an internally generated financial forecast.

Basic and Diluted Income (Loss) per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2024, and 2023, the Company had 31,019,544 and 29,183,800 basic and dilutive shares issued and outstanding, respectively. Common stock equivalents were anti-dilutive during the fiscal year ending December 31, 2024, and 2023 due to a net loss of $3,753,268 and $6,610,119, respectively. Common equivalent shares are excluded from the computation since their effect is anti-dilutive.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific requirements. ASU 2014-09 establishes a five-step revenue recognition process; an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASU 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from customers’ contracts. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 by one (1) year. The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed as of January 1, 2019. The Company presents results for reporting periods beginning after January 1, 2019, under ASC 606, while prior period amounts are reported following legacy GAAP. Refer to Note 2, Revenue from Major Contracts with Customers, for further discussion on the Company’s accounting policies for revenue sources within the scope of ASC 606.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments to this standard are effective for fiscal years beginning after December 15, 2019. Early adoption of the amendments in this standard is permitted for all entities. The Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted this policy as of January 1, 2020, and there is no material affect on its financial reporting.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement.” The amendments modify the disclosure requirements in Topic 820 to add disclosures regarding changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty. The amendments removed and modified certain disclosure requirements in Topic 820. The amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Certain amendments are to be applied prospectively, while others are to be applied retrospectively. Early adoption is permitted.

The Company adopted the ASU 2018-13 as of January 1, 2020. The Company used the Level 1 Fair Market Measurement to conduct a goodwill impairment analysis, resulting in a goodwill impairment of $144,098,143 on the acquisition of EvaMedia on December 31, 2021. The Company conducted a goodwill impairment analysis of the AdFlare acquisition, resulting in a goodwill impairment of $1,500,000 on December 31, 2022. We evaluate goodwill and acquire intangible assets for impairment at least annually to confirm if the carrying amount of acquired intangible assets exceeds their fair value. The acquired intangible assets primarily consist of assets under management, wealth management license, and our technology. We use various qualitative or quantitative methods for these impairment tests to estimate the fair value of our acquired intangible assets. We will recognize an impairment charge for the difference if the fair value is less than its carrying value.

ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, issued in August 2020 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to present certain conversion features in equity separately. In addition, the amendments also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring the use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets. The amendments are effective for public companies for fiscal years beginning after December 15, 2021. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The guidance must be adopted as of the beginning of the fiscal year of adoption. The Company does not expect this ASU 2020-06 to impact its condensed consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

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NOTE 3 – GOING CONCERN

As of December 31, 2024, the Company had an accumulated deficit of $28,469,675 and has not yet generated significant revenues to achieve positive cash flow from operations sufficient to cover ongoing expenses. As a result, our independent auditors included an explanatory paragraph in their report on the audited financial statements for the fiscal years ended December 31, 2024, and 2023, expressing substantial doubt about the Company’s ability to continue as a going concern.

Our financial statements include additional disclosures outlining the factors contributing to this assessment. They do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities, which may be necessary if the Company is unable to continue operations.

Management has evaluated the Company’s ability to meet its obligations over the next twelve months by considering a range of factors, including general economic conditions, key industry indicators, operating performance, capital expenditures, future commitments, and overall liquidity. If the Company is unable to generate sufficient revenues by December 31, 2024, we will require additional capital through funding from existing or new investors, further cost reductions, and strategic adjustments to improve operational cash flow.

The accumulated deficit on December 31, 2024, and 2023 was $28,469,675 and $24,716,407, respectively.

During the fiscal year ended December 31, 2024, and 2023, the Company incurred a net loss of $3,753,268 and $6,610,119. The working capital surplus and deficit as of December 31, 2024, and 2023 were $1,560,391 and $652,446.

Since its inception, the Company has sustained recurring losses and negative cash flows from operations. As of December 31, 2024, the Company had $76,356 cash on hand. The Company believes that future cash flows may not be sufficient to meet its debt obligations as they become due in the ordinary course of business for the foreseeable future. The Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop its Eva Platform. The Company must raise additional capital to accomplish its growth plan over twelve to twenty-four months. The Company expects to obtain additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

The Company’s ability to continue as a going concern may depend on the success of management’s plans. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary should the Company not continue as a going concern.

To the extent the Company’s operations need to be improved to fund the Company’s capital requirements, the Company may attempt to enter into a revolving loan agreement with financial institutions or try to raise capital through the sale of additional capital stock issuance of debt.

The Company intends to continue its efforts to enhance its revenue from its diversified portfolio of technological solutions, become cash flow positive, and raise funds through private placement offerings and debt financing. As the Company increases its customer base globally and accepts its Eva Platform, it intends to acquire long-lived assets that will provide a future economic benefit beyond fiscal 2024.

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NOTE 4 – CAPITALIZED WEBSITE AND SOFTWARE DEVELOPMENT COSTS

During the fiscal year ended December 31, 2024, and 2023, the estimated remaining weighted-average useful life of the Company’s capitalized software was three (3) years. The Company recognizes amortization expenses for capitalized software on a straight-line basis.

At December 31, 2024, there was no gross or unamortized balance of capitalized software costs.

At December 31, 2023, the gross capitalized software asset and the accumulated software amortization expenses were $778,783 and $778,783, respectively. As a result, the unamortized balance of capitalized software costs on December 31, 2023, was $0.

As the software is fully amortized, there is no estimated amortization expense in 2024 and beyond.

The Company has estimated aggregate amortization expenses for each of the five succeeding fiscal years based on the estimated software asset’s lifespan of three (3) years.

NOTE 5 – FURNITURE & FIXTURES

Furniture and fixtures are stated at cost, net of accumulated depreciation. Costs include all expenditures directly attributable to the acquisition, including shipping, installation, and setup costs.

Depreciation Method:

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets.

Estimated Useful Lives:

Furniture and Fixtures: 5 to 7 years

Commencement of Depreciation:

Depreciation begins when the asset is placed into service and continues through the end of its estimated useful life or until it is disposed of or retired.

Review of Useful Lives and Residual Value:

The estimated useful lives and residual values of furniture and fixtures are reviewed at least annually. Adjustments are made prospectively if there are changes in the expected pattern of economic benefits.

Disposals and Retirements:

Upon disposal or retirement of furniture and fixtures, the asset cost and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is recognized in the statement of operations.

Impairment:

Furniture and fixtures are evaluated for impairment when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. An impairment loss is recognized if the asset’s carrying amount exceeds its estimated future cash flows.

The Company purchased furniture valued at $6,498 at the end of the fiscal year 2024. As the Company has not placed the furniture into service, there is no depreciation expense for the fiscal year ended December 31, 2024.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

As of September 28, 2021, the Company’s new corporate address was 1800 Century Park East, Suite 600, Los Angeles, CA 90067 (“California Lease”). The Company has signed the California Lease on a month-to-month basis, entitled the Company to use the office and conference space on a need-only basis. The new lease is $229 per month, which is included in the general and administrative expenses. For the fiscal year that ended December 31, 2024, and 2023, the office’s rent payment was $2,748, and $2,748 was included in the general and administrative expenses.

Employment Agreement

The Company has entered into a formalized employment agreement with its Chief Executive Officer (“CEO”) – David Boulette. The CEO’s annual salary is $360,000 per annum. The Company accrues compensation payable to the CEO in Accounts Payable and accrued expenses.

Pending Litigation

Management is unaware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting the assets or affiliates of the Company.

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NOTE 7 – DEBT FINANCING

Convertible Notes

In April 2024, the Company secured financing of a $200,000 convertible note from an investor, with a purchase price of $170,000. As of the reporting date, $170,000 of this amount has been received. The note carries a term of three months and accrues interest at a rate of 12.50%. This financial arrangement provides the company with additional capital to support ongoing and future operations. In October 2024, the Company issued 40,465 shares valued at $5.20 to settle a $200,000 convertible note and all accrued interest associated with the note.

In May 2024, the Company secured financing of a $100,000 convertible note from an investor, with a purchase price of $70,000. As of the reporting date, $70,000 of this amount has been received. The note carries a term of three months and accrues interest at a rate of 12.50%. This financial arrangement provides the company with additional capital to support ongoing and future operations. In October 2024, the Company issued 20,133 shares valued at $5.20 to settle a $100,000 convertible note and all accrued interest associated with the note.

Term Loan

In June 2024, the Company secured financing of a $500,000 note from an investor. As of the reporting date, $500,000 of this amount has been received. The note carries a term of thirty-three months and accrues interest at a rate of 6.00%. The Company paid back $100,000 in August 2024 and $100,000 in January 2025; as a result, the current outstanding principal balance is $300,000.

PPP Loan Payable

On April 24, 2020, the Company received proceeds of Forty-Thousand Eight Hundred and Thirty-Two ($40,832) from the Promissory Note (“PPP Note”) under the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The funding of the PPP Note is conditioned upon approval of the Company’s application by the Small Business Administration (SBA) and JPMorgan Chase Bank (“Bank”), receiving confirmation from the SBA that the Bank may proceed with the PPP Note. Suppose the SBA does not confirm forgiveness of the PPP Note, or only partly confirms forgiveness of the PPP Note, or the Company fails to apply for PPP Note forgiveness. In that case, the Company will be obligated to repay the Bank the total outstanding balance remaining due under the PPP Note, including principal and interest (the “PPP Note Balance”). In such a case, the Bank will establish the terms for repayment of the PPP Note Balance in a separate letter to the Company. The letter will set forth the PPP Note Balance, the amount of each monthly payment, the interest rate (not above a fixed rate of one percent (1.00%) per annum), the term of the PPP Note, and the maturity date of two (2) years from the funding date of the PPP Note. No principal or interest payments will be due before the end of the Deferment Period, which is nine months from April 24, 2020. As of December 31, 2022, $40,832 remains outstanding. The US Government forgave the PPP Note. There is zero balance outstanding as of December 31, 2023.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital consists of 300,000,000 shares of common stock with a par value of $0.0001 per share, of which 31,342,285 are issued and outstanding as of December 31, 2024.

The Company has issued unregistered securities under exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

2024 Recent Sales of Unregistered Securities

In July 2024, the Company issued 25,000 shares to a consultant valued at $301,000.

In July 2024, the Company issued 187,500 shares to a consultant valued at $2,257,000.

In July 2024, the Company issued 25,000 shares to directors valued at $273,000.

In July 2024, the Company issued 250,000 shares to its CEO valued at $2,730,000.

In October 2024, the Company issued 30,000 shares to settle accounts payable valued at $156,000.

In October 2024, the Company issued 60,598 shares to settle certain convertible notes valued at $315,104.

2023 Recent Sales of Unregistered Securities

In November 2023, the Company issued 1,750,000 shares for services at the rate of $4.04 per share, based on the closing market price on November 16, 2023, to officers in lieu of services. David Boulette received 1,750,000 shares for employee services rendered to the Company.

In November 2023, the Company issued 50,000 shares for services at the rate of $4.04 per share, based on the closing market price on November 16, 2023, to directors in lieu of their services; Daryl Walser received 25,000 shares for services rendered to the Company as its Director; and Phil Aspin received 25,000 shares for services rendered to the Company as its Director.

In December 2023, the Company issued 1,250 units for net proceeds of $10,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

2022 Recent Sales of Unregistered Securities

In February 2022, the Company issued 70,000 units for net proceeds of $280,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

In June 2022, the Company issued 40,000 units for net proceeds of $160,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

In July 2022, the Company issued 22,500 units for net proceeds of $90,000. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

In July 2022, the Company issued 5,700 shares to consultants for services valued at $68,400.

In July 2022, the Company issued 125,000 shares to acquire AdFlare, valued at $1,500,000.

In August 2022, the Company issued 19,700 units for net proceeds of $78,800. The unit consists of one common and one Warrant with an exercise price of $8.00 and a term of one year.

In August 2022, the Company issued 556 shares to consultants for services valued at $6,672.

2021 Recent Sales of Unregistered Securities

In September 2021, the Company settled all outstanding debt with former CEO Terry Fields. The Company issued 133,334 shares valued at $1,066,668.

On September 3, 2021, the Company issued 2,500 shares to a consultant valued at $29,990.

From October to November 2021, the Company issued 787,500 shares to a consultant for services valued at $6,250,000.

On September 28, 2021 (the ‘Acquisition Date’), the Company merged into EvaMedia Corp. (‘EvaMedia) by issuing 27,548,044 (110,192,177 pre-split) of its common stock.

On November 30, 2021, the Company issued 8,500 shares valued at $34,000.

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NOTE 9 – WARRANT

In November 2021, the Company sold 8,500 units (common stock plus warrants) for financing valued at $34,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In February 2022, the Company sold 70,000 units (common stock plus warrants) for financing valued at $280,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In June 2022, the Company sold 400,000 units (common stock plus warrants) for financing valued at $1,600,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In July 2022, the Company sold 22,500 units (common stock plus warrants) for financing valued at $90,000. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In August 2022, the Company sold 19,700 units (common stock plus warrants) for financing valued at $78,800. The Company sold the common stock at $4.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. These warrants have expired.

In December 2023, the Company sold 1,250 units (common stock plus warrants) for financing valued at $10,000. The Company sold the common stock at $8.00 per share with full warrant coverage, an exercise price of $8.00, and a term of one year. The Company issued the securities with a restrictive legend. The warrants are not exercised.

Information About the Warrants Outstanding During Fiscal 2024 Follows:

Original Number of Warrants Issued	Exercise Price per Common Share	Exercisable at December 31, 2024	Became Exercisable	Exercised	Terminated / Canceled / Expired	Exercisable At December 30, 2024	Expiration Date
1,250	$8.00	1,250	1,250	-	1,250	-	December 2024

The exercise price and the number of shares of Common Stock or other securities issuable on the exercise of the Warrants are subject to adjustment in certain circumstances, including stock dividend, recapitalization, reorganization, merger, or consolidation of the Company. However, no Warrant is subject to adjustment for issuances of Common Stock at a price below the exercise price of that Warrant.

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NOTE 10 – INCOME TAXES

The Company has calculated income taxes using the asset and liability method of accounting. We have computed deferred income taxes by multiplying statutory rates applicable to estimated future-year differences between the financial statement and tax basis carrying amounts of assets and liabilities.

The income tax provision is summarized as follows:

	2024	2023
Federal corporate income tax rate	21%	21%
State corporate income tax rate	0%	0%
Total corporate income tax rate	21%	21%

	Deferred Tax Assets/Liability
Income Tax	December 31, 2024		December 31, 2023
	Book value	Tax value	Book value	Tax value
Income (Loss) per Books
M-1 Differences:	(3,753,268)	(788,186)	(6,610,119)	(1,388,125)
Stock/options issued for services	5,561,500	1,167,915	7,272,000	1,527,120
Depreciation and amortization	-	-	193,498	40,635
Tax income (loss)	1,808,232	379,729	855,379	179,630

Prior Year NOL (excluding state tax)	(7,965,471)	(1,672,749)	(8,820,850)	(1,852,378)
Cumulative NOL	(6,157,239)	(1,293,020)	(7,965,471)	(1,672,749)

	December 31, 2024	December 31, 2023
Net operating loss carryforwards	1,293,020	1,672,749
Stock/options issued for services	1,167,915	1,527,120
Depreciation and amortization	-	40,635
Valuation allowance	(2,460,935)	(3,240,503)
Total	-	-

Tax at the statutory rate (21%)	(788,186)	(1,388,125)
State tax benefit, net of federal tax effect	-	-
Change in the valuation allowance.	788,186	1,388,125
Total	-	-

For the fiscal year ended December 31, 2024, and 2023, the Company had cumulative net operating losses of $3,753,268 and $6,610,119, respectively, available for carryforward to offset future taxable income, which begins to expire in 2035. The Company has determined to provide full valuation allowances for our net deferred tax assets at the end of 2023 and 2022, including NOL carryforwards generated during the years. Based on its evaluation of positive and negative evidence, including our history of operating losses and the uncertainty of generating future taxable income, that would enable us to realize our deferred tax assets.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that we may not be able to realize some portion or all of the deferred tax assets. The ultimate realization of the deferred tax assets depends on generating future taxable income when those temporary differences become deductible.

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable at December 31, 2024. Accordingly, management has maintained a full valuation allowance against its net deferred tax assets at December 31, 2024. The net change in the total valuation allowance for the 12 months ended December 31, 2024, decreased by $779,568 to $2,460,935. At December 31, 2024, and 2023, we had federal and state net operating loss carryforwards of approximately $1,293,020 and $1,672,749, respectively, expiring beginning in 2037 for the federal and 2037 for the state.

For the years ended December 31, 2024, and 2023, the Company analyzed its ASC 740 position and did not identify any uncertain tax positions defined under ASC 740. Should this position be determined in the future and the Company owes interest and penalties because of this, these would be recognized as interest expense and other expenses, respectively, in the consolidated financial statements.

The Company has identified the United States Federal tax returns as its “major” tax jurisdiction. The United States Federal return for 2024 and 2023 has been submitted and accepted by the United States Internal Revenue Service. The Company was not subject to tax examination by authorities in the United States before 2015. The Nevada State Tax return for 2023 and 2022 has been submitted and accepted by the Nevada State Franchise Tax Board. Currently, the Company does not have any ongoing tax examinations.

The Company has no foreign tax expenses and liabilities as of December 31, 2024, and 2023.

NOTE 11 – OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 12 – SUBSEQUENT EVENTS

In February 2025, the Company announced a 4-to-1 reverse stock split effective February 11, 2025, as part of its strategy to uplist to a national securities exchange. The move aims to increase the company’s share price to meet national exchange listing requirements and attract institutional investors.

Under the reverse split, every four shares of outstanding common stock will be converted into one share. Shareholders entitled to fractional shares will receive one full share instead, and no action is required from shareholders as changes will be automatically reflected in their accounts.

On March 21, 2025, the Board of Directors of Eva Live Inc. approved the dismissal of Michael Gillespie & Associates, PLLC (“Gillespie”) as the Company’s independent registered public accounting firm. Gillespie had been engaged on May 5, 2024, but had not yet completed any audit reports for the Company.

The Company determined that it was in the best interest of the Company and its shareholders to make this change due to delays in the commencement of the audit and the auditor’s requests for documentation that the Company believes were beyond the customary scope necessary for the engagement.

On March 21, 2025, the Company engaged Olayinka Oyebola & Co. (“Olayinka”) as its independent registered public accounting firm for the fiscal year ending 2023 and 2024. The selection of Olayinka was based on its ability to meet the Company’s reporting requirements and its alignment with the Company’s needs. Olayinka is a member of the Public Company Accounting Oversight Board (PCAOB) in the United States and a member of the Canadian Public Accountability Board (CPAB) in Canada.

On April 03, 2025, the Board of Directors of Eva Live Inc. approved the dismissal of Olayinka Oyebola & Co. (“Olayinka”) as its independent registered public accounting firm for the fiscal year ending 2023 and 2024 due to recent changes in Olayinka’s status by OTC Markets Group as a Prohibited Service Provider. Olayinka was only retained by the Company for less than a month, and no reports were filed with the SEC.

On April 03, 2025, the Company engaged Lao Professionals (“LAO”) as its independent registered public accounting firm for the fiscal year ending 2023 and 2024. The selection of LAO was based on its ability to meet the Company’s reporting requirements and its alignment with the Company’s needs.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of each type of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

SEC registration fee	$
FINRA filing fee
Nasdaq listing fee		75,000
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Transfer agent and registrar fees
Miscellaneous fees and expenses
Total	$

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Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 15. Recent Sales of Unregistered Securities

2024 Recent Sales of Unregistered Securities

On July 15, 2024, the Company issued 1,950,000 shares valued at $5,561,501 as share-based compensation to the Company’s officer, director, consultant, and financial advisor.

2023 Recent Sales of Unregistered Securities

None.

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2022 Recent Sales of Unregistered Securities

In February 2022, the Company issued 280,000 units for net proceeds of $280,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In June 2022, the Company issued 160,000 units for net proceeds of $160,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 90,000 units for net proceeds of $90,000. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In July 2022, the Company issued 22,8000 shares to consultants for services valued at $68,400.

In July 2022, the Company issued 500,000 shares to acquire AdFlare, valued at $1,500,000.

In August 2022, the Company issued 78,800 units for net proceeds of $78,800. The unit consists of one common and one Warrant with an exercise price of $2.00 and a term of one year.

In August 2022, the Company issued 2,224 shares to consultants for services valued at $6,672.

All of the above have not been adjusted for our February 2025 4:1 reverse split.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

1.1	Form of Underwriting Agreement
3.1	Articles of Incorporation
3.2	By-laws
3.3	Certificate of Amendment to the Articles of Incorporation
3.4	Certificate of Amendment to Bylaws
4.1	Form of Warrant
4.2	Form of Underwriter’s Warrant
4.3	Promissory Note between the Company and Boot Capital LLC
4.4	Promissory Note between the Company and 1800 Diagonal Lending LLC
5.1	Opinion of Sichenzia Ross Ference Carmel LLP on the legality of securities being registered
10.1	Sales Purchase Agreement between the Company and EvaMedia Corp. dated September 28, 2021
10.2	Debt Settlement Agreement between the Company and Terry Fields dated September 28 2021
10.3	Employment Agreement with David Boulette dated May 31, 2025
10.4	Independent Director Agreement with Ali Shadman dated June 2, 2025
10.5	Independent Director Agreement with Rizvan Jamal
10.6	Securities Purchase Agreement between the Company and Boot Capital LLC dated July 25, 2025
10.7	Securities Purchase Agreement between the Company and 1800 Diagonal Lending LLC dated July 25, 2025
10.8	Media Buying Agreement between the Company and Brightcast LLC dated May 5, 2022
10.9	Marketing Agreement between Registrant and TechAds Media Ltd dated September 1, 2020
10.10	Form of Warrant Agency Agreement
23.1	Consent of Independent PCOAB public accounting firm.
23.2	Consent of Attorney (filed as part of Exhibit 5.1)
107	Calculation of Filing Fee Tables

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(1)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 5, 2025.

EVA LIVE INC.

By:	/s/ David Boulette
David Boulette
Chief Executive Officer and President

Each person whose signature appears below constitutes and appoints David Boulette to be their true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David Boulette
David Boulette	Chief Executive Officer, President, and Director	September 5, 2025
(Principal Executive Officer)

/s/ Daryl Walser
Daryl Walser	Director	September 5, 2025

/s/ Phil Aspin
Phil Aspin	Director	September 5, 2025

/s/ Terry R. Fields
Terry R. Fields	Director	September 5, 2025

/s/ Ali Shadman
Ali Shadman	Director	September 5, 2025

/s/ Rizvan Jamal
Rizvan Jamal	Director	September 5, 2025

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